                                                                   EXHIBIT 10.11
                               ALZA CORPORATION

                                   SUBLEASE

                                      TO

                                  VIADOR INC.

                               (BUILDING THREE)

                               TABLE OF CONTENTS

DESCRIPTION                                                                                                             PAGE NUMBER
--------------                                                                                                          -----------
1.     USE.............................................................................................................      2
2.     TERM............................................................................................................      3
       A.  Term........................................................................................................      3
       B.  Sublease Commencement Date and Sublease Rent Commencement Date..............................................      4
       C.  Early Fixturization Period..................................................................................      4
3.     [INTENTIONALLY DELETED].........................................................................................      4
4.     RENT............................................................................................................      4
       A.  Basic Rent..................................................................................................      4
       B.  Time for Payment............................................................................................      5
       C.  Late Charge and Interest on Rent in Default.................................................................      5
       D.  Management Fee..............................................................................................      6
       E.  Additional Rent.............................................................................................      6
       F.  Place of Payment of Basic Rent, Management Fee and Additional Rent..........................................      8
       G.  Security Deposit............................................................................................      9
5.     RULES AND REGULATIONS AND COMMON AREA...........................................................................      11
6.     PARKING.........................................................................................................      12
7.     ACCEPTANCE AND SURRENDER OF SUBLEASE PREMISES...................................................................      13
8.     ALTERATIONS AND ADDITIONS.......................................................................................      14
9.     TENANT MAINTENANCE..............................................................................................      16
       A.  Subtenant's Responsibilities................................................................................      16
       B.  Building and Interior Common Area Maintenance...............................................................      17
       C.  Common Area Maintenance.....................................................................................      17
       D.  Janitorial and Other Services...............................................................................      17
10.    EXPENSES OF OPERATION, MANAGEMENT, AND MAINTENANCE OF THE BUILDING AND THE COMMON AREAS OF THE BUILDING AND THE
       COMPLEX.........................................................................................................      18
11.    UTILITIES.......................................................................................................      19
12.    TAXES...........................................................................................................      21
       A.  Real Property Taxes.........................................................................................      21
       B.  Taxes on Subtenant's Property...............................................................................      22
13.    LIABILITY INSURANCE.............................................................................................      23
14.    TENANT'S PERSONAL PROPERTY INSURANCE AND WORKMAN'S COMPENSATION INSURANCE.......................................      23
15.    REAL PROPERTY INSURANCE.........................................................................................      24
16.    INDEMNIFICATION.................................................................................................      25
17.    COMPLIANCE......................................................................................................      25
18.    LIENS...........................................................................................................      26
19.    ASSIGNMENT AND SUBLETTING.......................................................................................      26
20.    SUBORDINATION AND MORTGAGES.....................................................................................      29
21.    ENTRY BY LANDLORD...............................................................................................      29
22.    BANKRUPTCY AND DEFAULT..........................................................................................      30
       A.   Default....................................................................................................      30
23.    ABANDONMENT.....................................................................................................      32
24.    HAZARDOUS MATERIALS.............................................................................................      33
25.    DESTRUCTION.....................................................................................................      36
26.    EMINENT DOMAIN..................................................................................................      37
27.    SALE OR CONVEYANCE BY LANDLORD..................................................................................      38
28.    ATTORNMENT TO LENDER OR THIRD PARTY.............................................................................      39
29.    HOLDING OVER....................................................................................................      39
30.    CERTIFICATE OF ESTOPPEL.........................................................................................      39
31.    RELATIONSHIP TO MASTER LEASE....................................................................................      40
32.    RIGHT OF LANDLORD TO PERFORM....................................................................................      40

33.    ATTORNEYS' FEES.................................................................................................      41
34.    WAIVER..........................................................................................................      41
35.    NOTICES.........................................................................................................      41
36.    EXAMINATION OF LEASE............................................................................................      42
37.    DEFAULT BY LANDLORD.............................................................................................      42
38.    CORPORATE AUTHORITY.............................................................................................      43
39.    LIMITATION OF LIABILITY.........................................................................................      43
40.    SIGNS...........................................................................................................      44
41.    CONSENT.........................................................................................................      45
42.    AUTHORITY TO EXECUTE............................................................................................      45
43.    BROKERS.........................................................................................................      45
44.    FIRST RIGHT OF REFUSAL EXCLUSIVE TO VIADOR......................................................................      46
45.    MISCELLANEOUS AND GENERAL PROVISIONS............................................................................      47
       A.  Use of Building Name........................................................................................      47
       B.  Choice of Law; Severability.................................................................................      47
       C.  Definition of Terms.........................................................................................      47
       D.  Time Of Essence.............................................................................................      48
       E.  Quitclaim...................................................................................................      48
       F.  Incorporation of Prior Agreements; Amendments...............................................................      48
       G.  Recording...................................................................................................      48
       H.  Diminution of Light, Air or View............................................................................      48
46.    AGREEMENT NOT TO CAPITALIZE REPAIRS AND/OR REPLACEMENTS TO PREMISES, ETC........................................      48
47.    SECURITY CARD ACCESS SYSTEM; LOBBY RECEPTIONIST & SECURITY......................................................      49



       EXHIBITS:
       ---------

       A - Master Lease

       B - Depiction of the Sublease Premises

       C - Description of the Plans Reflecting the Tenant Improvements

INDEX OF DEFINED TERMS

DEFINED TERM                                    PARAGRAPH

Additional Rent                                 4E, 10
Affiliate                                       19D
Anniversary Date                                24B
Basic Rent                                      4A
Building                                        Introduction
CC&R's                                          1
Common Area                                     5
Complex                                         Introduction
Destruction                                     7
Early Occupancy Period                          2C
Environmental Laws                              24A
Excess Rent                                     19B
Existing Contamination                          24E
First Right Space                               44
First Right Sublessee                           44
Hazardous Materials                             24
Insurance Cost                                  15
Interest Rate                                   4C
Landlord                                        Introduction
Lender                                          20A
Management Fee                                  4D
Master Lease                                    Introduction
Other Buildings                                 Introduction
Other Leases                                    Introduction
Parcel                                          Introduction
Party (Parties)                                 Caption
Permitted Successor                             19F
Permitted Transfer                              19G
Property                                        24
Real Property Taxes                             12
Rent                                            4
Rental                                          4
Response Actions                                24C
Rules and Regulations                           5
Security Deposit                                4G
Strategic Parties                               19E
Sublandlord                                     Caption, 47
Sublease Commencement Date                      2B
Sublease Premises                               Introduction, 47C
Sublease Rent Commencement Date                 2B
Subtenant                                       Caption, 47C
Subtenant's Environmental Indemnification       24E
Subtenant's Hazardous Materials Activities      24B
Subtenant's Proportionate Share                 Introduction
Subtenant's Responsibilities                    9
Tax Collector                                   12
Tenant Improvements                             7
Term                                            2A

                                   SUBLEASE
                                (BUILDING M-12)

     THIS SUBLEASE, made and entered into as of the 31st day of January, 2000 (the "Effective Date"), between ALZA CORPORATION, a Delaware corporation ("Sublandlord"), and VIADOR INC., a Delaware corporation ("Subtenant", with Sublandlord and Subtenant sometimes individually referred to as a "Party" and collectively referred to herein as the "Parties").

                                  WITNESSETH:

     P/A CHARLESTON ROAD LLC, a California limited liability company, as Landlord ("Landlord") and Sublandlord, as Tenant, are parties to a Lease Agreement (Building Three) dated September 1, 1997 (the "Master Lease"), a copy of which is attached hereto as Exhibit A hereto. Under the Master Lease,
                               ---------
Landlord leases to Sublandlord a Building having a street address of 2000 Charleston Road, Mountain View, California and commonly referred to by Sublandlord as Building M-12 in ALZA Plaza (which building shall be referred to herein as the "Building"). The entire approximately 13-acre single unsubdivided parcel of land (the "Parcel") located to the southeast of the intersection of Charleston Road and Amphitheatre Parkway, in the City of Mountain View, County of Santa Clara, State of California, on which the Building and the Sublease Premises are located, is identified on Exhibit A to the Master Lease. As used
                                       ---------
herein "Complex" shall mean and include all of the Parcel, the Building, the other two buildings also currently leased by Sublandlord from Landlord under leases similar to the Master Lease (hereinafter referred to respectively as the "Other Buildings" and the "Other Leases"), the underground parking structure, and all other buildings, improvements, fixtures and equipment now or hereafter situated on the Parcel.

     Sublandlord now desires to sublease to Subtenant and Subtenant now desires to sublease from Sublandlord the entirety of the first floor (including the adjacent outdoor patio underneath the second floor overhang) and the entirety of the second floor of the Building (collectively, the "Sublease Premises"), other than those portions of the first and second floors which constitute common areas for the Building, which Sublease Premises and first and second floor common areas are more particularly depicted on Exhibit B attached hereto, on the terms,
                                        ---------
covenants and conditions contained herein and Subtenant covenants as a material part of the consideration for this Sublease to perform and observe each and all of said terms, covenants and conditions.. This Sublease is made upon the conditions of such performance and observance.

     For purposes of this Sublease, it is agreed that the Sublease Premises comprises 67,592 gross rentable square feet, the Building comprises 139,611 gross rentable square feet, and the Complex comprises 408,097 gross rentable square feet, and the "Subtenant's Proportionate Share" shall constitute 48.41% where Subtenant's Proportionate Share relates to expenses associated with the Building and 16.60% where Subtenant's Proportionate Share relates to expenses associated with the Complex.

     It is acknowledged that Sublandlord intends to occupy other portions of the Building and the Other Buildings in the Complex. Accordingly, when this Sublease refers either to other tenants or other occupants of the Building or the Complex, such reference shall include, as applicable, Sublandlord to the extent it then occupies the Building or the Complex. For convenience, attached hereto is an Index of Defined Terms which identifies the Paragraph or other location where various defined terms are defined in this Sublease, with all such defined terms being initially capitalized.

1. USE. Subtenant may use the Sublease Premises for general office use and for no other purpose or use. Subtenant shall cause any such use to be in conformance with all applicable governmental laws, regulations, rules and ordinances. In addition, Subtenant shall have the nonexclusive right in common with Sublandlord and other occupants of the Building to use the Common Areas of the Building throughout the Term of this Sublease. Subtenant shall not do or permit to be done in or about the Sublease Premises (or to the extent within Subtenant's control, the Complex) nor bring or keep or permit to be brought or kept in or about the Sublease Premises (or to the extent within Subtenant's control, the Complex) anything which is prohibited by or will in any way increase the existing rate of (or otherwise adversely affect) fire or any insurance covering the Complex or any part thereof, or any of its contents, or will cause a cancellation of any insurance covering the Complex or any part thereof, or any of its contents. Subtenant shall not do or permit to be done anything in, on or about the Sublease Premises or the Complex which will in any way unreasonably obstruct or interfere with the rights of Sublandlord or other tenants or occupants of the Complex or injure or unreasonably annoy them, or use or allow the Sublease Premises to be used for any improper, immoral, or unlawful purpose, nor shall Subtenant cause, maintain or permit any nuisance in, on or about the Sublease Premises or the Complex. No sale by auction shall be permitted on the Sublease Premises or in the Complex. Subtenant shall not place any loads upon any floors, walls, or ceilings of the Sublease Premises which endanger the Building's structure, or place any harmful fluids or other materials in the drainage system of the Building or the Common Area, or overload the Building's electrical or other mechanical systems. No waste materials or refuse shall be dumped upon or permitted to remain upon any part of the Building or on any portion of the Common Area of the Complex, except in trash containers placed inside exterior enclosures approved by Sublandlord for that purpose or inside of the Building proper in areas designated for such purpose. No materials, supplies, equipment, finished products or semi-finished products, raw materials or articles of any nature shall be stored upon or permitted to remain outside the Building, except in screened storage areas approved by Sublandlord. Subtenant shall not place anything or allow anything to be placed near the glass of any window, door, partition or wall which may appear unsightly from outside the Sublease Premises. No loudspeaker or other device, system or apparatus which can be heard outside the Sublease Premises shall be used in or at the Sublease Premises without the prior written consent of Sublandlord. Subtenant shall not commit or suffer to be committed any waste in or upon the Sublease Premises. Subtenant shall indemnify, defend and hold Landlord and Sublandlord harmless against any loss, expense, damage, reasonable attorneys' fees, or liability arising out of failure of Subtenant to comply with any applicable law relating to Subtenant's use of the Sublease Premises or with which Subtenant is otherwise obligated to comply under the terms of this Sublease. Subtenant shall comply with any covenant, condition, or restriction ("CC&R's") affecting the Sublease Premises (if any), with the Parties acknowledging that currently there are no CC&R's. Sublandlord agrees that it shall exercise any approval rights it may have, if any, as to any CC&R's being recorded against the Complex so as not to approve any CC&R's which would unreasonably interfere with any uses permitted by Subtenant under this Sublease of the Sublease Premises or the Complex. The provisions of this Paragraph are for the benefit of Landlord and Sublandlord only and shall not be construed to be for the benefit of any tenant or occupant of the Sublease Premises or the Complex. Sublandlord hereby represents and warrants to Subtenant that the consent of the Landlord is not required for the execution and delivery of this Sublease or the occupancy of the Sublease Premises by Subtenant. Sublandlord hereby indemnifies, defends, protects and agrees to hold Subtenant harmless from any and all costs, claims, causes of action or liabilities resulting from the failure of the foregoing representation and warranty to be true and correct.

2.  TERM.

    A. Term. The Term ("Term") of this Sublease shall commence on February 1, 2000 (the "Sublease Commencement Date"), and shall expire at 11:59 p.m. on day preceding the fifth (5th) anniversary of the Sublease Commencement Date. Subtenant shall not have any right or option to extend the Term, notwithstanding any right of Sublandlord to extend the term of the Master Lease. If, for any reason, the Master Lease terminates prior to the expiration of the Term, this Sublease shall automatically terminate absent any agreement at such time of the then owner of the Building that this Sublease shall continue as a direct lease between such owner and Subtenant. Sublandord agrees that if (i) the Master Lease is terminated by Landlord as a result of any default by Sublandlord thereunder,
(ii) Subtenant is not then in default under the terms of this Sublease beyond any applicable cure period and (iii) Landlord does not allow Subtenant to remain in possession of the Sublease Premises under the terms of this Sublease following the termination of the Master Lease, Sublandlord shall be obligated to indemnify, defend, protect and hold Subtenant harmless from any loss or liabilities Subtenant may incur arising from the premature termination of the Master Lease.

    B. Sublease Commencement Date and Sublease Rent Commencement Date. The "Sublease Rent Commencement Date" shall be the Sublease Commencement Date. If, for any reason other than delays attributable to Subtenant, Sublandlord cannot deliver possession of the Sublease Premises to Subtenant by the contemplated Sublease Commencement Date, Sublandlord shall not be subject to any liability therefor, nor shall such failure affect the validity of this Sublease or the obligations of Subtenant hereunder; but in such case, the Sublease Commencement Date shall not occur and Subtenant shall not be obligated to pay any Rent hereunder until the date when Sublandlord delivers possession of the Sublease Premises to Subtenant.

    C. Early Fixturization Period. Beginning on the Effective Date and continuing until the Sublease Commencement Date (the "Early Fixturization Period"), Subtenant and its contractors and suppliers, shall have the right to enter the Sublease Premises for the purposes of constructing and installing any alterations or additions and any furniture, fixtures or equipment that Subtenant is permitted to install pursuant to the terms of this Sublease. No Basic Rent shall be payable during the Early Fixturization Period and only such items of Additional Rent as constitute variable costs incurred by Sublandlord reasonably attributable to the activities of Subtenant and its contractors and suppliers during such Early Fixturization Period (such as utilities consumed in such construction and installation activities) shall be payable by Subtenant, but Subtenant shall be obligated during such Early Fixturization Period to observe and perform all of the other provisions of this Sublease, including without limitation, the insurance and indemnity provisions of this Sublease.

3.  [INTENTIONALLY DELETED]

4. RENT. The term "Rent" or "Rental", as either may be used hereunder, shall consist of (i) Basic Rent, as defined within Paragraph 4A below, (ii) Additional Rent, as defined within Paragraph 4E below and (iii) the Management Fee as defined within Paragraph 4D below. In any instance where "Rent" or "Rental" is used in place of "Basic Rent" or "Additional Rent", it shall be understood that "Rent" or "Rental" includes "Basic Rent", "Additional Rent" and "Management Fee".

    A. Basic Rent. The scheduled monthly Basic Rent per gross rentable square foot of the Sublease Premises during the first year of the Term for this Sublease following the Sublease Rent Commencement Date shall be Three Dollars and Seventy Cents ($3.70).

    On each anniversary of the Sublease Rent Commencement Date during the Term, the monthly Basic Rent shall increase by the amount equal to three percent (3%) of the Basic Rent calculated for the month preceding such anniversary, to the effect that the Monthly Basic Rent shall be as follows during the respective months of the term of this Sublease:

-------------------------------------------------------------------------------
Months            Monthly Basic Rent per           Monthly Basic Rent
                  Gross Rentable Square Foot       for the Sublease
                                                   Premises
-------------------------------------------------------------------------------
1-12              $ 3.70                           $250,090.40
-------------------------------------------------------------------------------
13-24             $3.811                           $257,593.11
-------------------------------------------------------------------------------
25-36             $3.925                           $265,298.60
-------------------------------------------------------------------------------
37-48             $4.043                           $273,274.46
-------------------------------------------------------------------------------
49-60             $4.164                           $281,453.09
-------------------------------------------------------------------------------

    B. Time for Payment. Full monthly Basic Rent, Management Fee and Additional Rent (as scheduled by Sublandlord) is due in advance, on the first day of each calendar month, with such amount for the first full calendar month of the Term to be payable by Subtenant to Sublandlord upon execution of this Sublease by the Parties. In the event that the Sublease Commencement Date occurs on a date other than the first day of a calendar month, on the Sublease Commencement Date Subtenant shall pay to Sublandlord Management Fee and Additional Rent for the period from such Sublease Commencement Date to the first day of the next succeeding calendar month that proportion of the monthly Management Fee and Additional Rent hereunder for the number of days between the Sublease Commencement Date and the first day of the next succeeding calendar month. In the event that the Sublease Rent Commencement Date occurs on a date other than the first day of a calendar month, on the Sublease Rent Commencement Date Subtenant shall pay to Sublandlord Basic Rent for the period from such Sublease Rent Commencement Date to the first day of the next succeeding calendar month that proportion of the monthly Basic Rent hereunder for the number of days between the Sublease Rent Commencement Date and the first day of the next succeeding calendar month. In the event that the Term for any reason ends on a date other than the last day of a calendar month, on the first day of the last calendar month of the Term, Subtenant shall pay to Sublandlord as Basic Rent, Management Fee and Additional Rent for the period from said first day of said last calendar month to and including the last day of the Term that proportion of the monthly Basic Rent, Management Fee and Additional Rent hereunder for the number of days between said first day of said last calendar month and the last day of the Term.

    C. Late Charge and Interest on Rent in Default. Notwithstanding any other provision of this Sublease, if any installment of Basic Rent, Management Fee and/or Additional Rent (collectively "Rent") is not received by Sublandlord from Subtenant within nine (9) calendar days after the same becomes due, Subtenant shall immediately pay to Sublandlord a late charge in an amount equal to ten percent (10%) of the amounts due and not so paid. In no event shall this provision for a late charge be deemed to grant Subtenant a grace period or extension of time within which to pay any Rent installment as set forth in this

Paragraph 4 or to prevent Sublandlord from exercising any right or remedy available to Sublandlord upon Subtenant's failure to pay each Rent installment due under this Sublease when due. If any Rent remains delinquent for a period in excess of nine (9) calendar days, then, in addition to such late charge, Subtenant shall pay to Sublandlord interest on any Rent that is not so paid from said ninth day at the rate of Bank of America's Prime Rate (or equivalent rate) plus five percent (5%) per annum on the unpaid amount (the "Interest Rate"), but in no event greater than the maximum rate of interest permitted by applicable law, until paid in full.

    D. Management Fee. Subtenant shall pay to Sublandlord, in addition to the Basic Rent and Additional Rent, a management fee ("Management Fee") on a monthly basis equal to three percent (3%) of the Basic Rent and any scheduled Additional Rent payable to Sublandlord for such month, with such Management Fee to be payable throughout the Term.

    E. Additional Rent. Beginning on the Sublease Commencement Date and continuing throughout the Term, Subtenant shall pay (i) to the governmental agency, public utility, or other third party entitled to receive such payment where such governmental agency, public utility, or other third party is directly invoicing Subtenant for the same and (ii) otherwise to Sublandlord (or to Sublandlord's designated agent or to Landlord or to such other third party if subsequently directed in writing to do so by Sublandlord), in addition to the Basic Rent and Management Fee and as Additional Rent, the following:

            (a) Subtenant's Proportionate Share of all Taxes relating to the Complex as set forth in Paragraph 12, and
            (b) Subtenant's Proportionate Share of all insurance premiums relating to the Complex, as set forth in Paragraph 15, and
            (c) Subtenant's Proportionate Share (or as otherwise reasonably determined by Sublandlord) to the extent applicable, of expenses for the operation, maintenance and repair of the Building and the Common Area of the Complex, as set forth in Paragraphs 9.B, 9.C and 10, and
            (d) All charges, costs and expenses which Subtenant is required to pay hereunder, together with all interest and penalties, costs and expenses, including reasonable attorneys' fees and legal expenses, that may accrue thereon in the event of Subtenant's failure to pay such amounts, and all damages, reasonable costs and expenses which Sublandlord may incur by reason of default of Subtenant (pursuant to Paragraph 22 of this Sublease, i.e. Subtenant has received notice of a default under this Sublease and the applicable cure period has expired and Subtenant has not then cured such default) or failure on Subtenant's part to comply with the terms and conditions of this Sublease.

     In the event of nonpayment by Subtenant of Additional Rent, Sublandlord shall have all the rights and remedies with respect thereto as Sublandlord has for nonpayment of Basic Rent.

     Notwithstanding anything to the contrary in the definition of Additional Rent as set forth in this Paragraph 4E or Paragraph 10, Additional Rent shall not include any of the following:
            (1)  Any ground or underlying lease rental;
            (2) Bad debt expenses and interest, principal, points and fees on debts, bad debt expenses or amortization on any mortgage or other debt instrument encumbering the Building or the Complex;
            (3) Costs incurred by Sublandlord or Landlord for repair of damage to the Complex to the extent Sublandlord or Landlord is reimbursed by insurance proceeds or by third parties (including third party tenants) or costs of repair or maintenance of the Complex to the extent such work is performed without additional charge pursuant to warranties from third parties held by Sublandlord or Landlord for the performance of such repair or maintenance work;
            (4) Depreciation on the Sublease Premises or the Complex, amortization and interest (on loans Sublandlord or Landlord may have against the Sublease Premises or the Complex), except on equipment, materials, tools, supplies and vendor-type equipment purchased by any party to enable that party to supply services that party might otherwise contract for with a third party where such depreciation, amortization and interest payments would otherwise have been included in the charge for such third party's services, all as determined in accordance with generally accepted accounting principles;
            (5) Advertising and promotional expenditures, and costs of signs in or on the Complex identifying other third party tenants, unless such expenditure is related to damage caused by Subtenant or a default by Subtenant;
            (6) Except as otherwise provided in Paragraph 22 of this Sublease, marketing costs, including leasing commissions, attorneys' fees, space planning costs, and other costs and expenses incurred in connection with lease negotiations;
            (7) Except as otherwise provided in Paragraph 22 of this Sublease, costs, including permit, license and inspection costs, incurred with respect to the installation of tenant improvements made for other third party tenants or incurred in renovating or otherwise improving, decorating, painting or redecorating vacant space for other third party tenants;
            (8) Costs incurred due to the violation by Sublandlord or other third party tenants of the terms and conditions of any lease of space in the Complex which lease is not related to the Sublease Premises and which costs incurred are not related to Subtenant hereunder.

     Notwithstanding anything herein to the contrary, any costs incurred by Sublandlord in repairing or maintaining the Complex which under generally accepted accounting principles are considered costs that should be capitalized, such costs shall be amortized over their useful life as determined in accordance with generally accepted accounting principles, together with interest thereon at the Interest Rate, and

Subtenant shall pay Subtenant's Proportionate Share thereof only to the extent the amortized portion of such cost accrues during the Term of this Sublease.

     The Additional Rent due hereunder shall be paid to the party provided above
(i) within ten (10) calendar days for Taxes and Property Insurance (to the extent such Taxes or Property Insurance shall be payable to the applicable taxing authority or insurer within thirty (30) days after the date of presentation of such invoice) and within fifteen (15) calendar days for all other Additional Rent items, after presentation of invoice from Sublandlord or Sublandlord's agent setting forth such Additional Rent and/or (ii) at the option of Sublandlord, Subtenant shall pay to Sublandlord monthly, in advance, Subtenant's pro rata share of an amount estimated by Sublandlord to be Sublandlord's approximate average monthly expenditure for such Additional Rent items, which estimated amount shall be reconciled within one hundred fifty (150) calendar days after the end of each calendar year, or more frequently if Sublandlord elects to do so at Sublandlord's sole and absolute discretion, as compared to Sublandlord's actual expenditure for said Additional Rent items, with Subtenant paying to Sublandlord, upon demand, any amount of actual expenses expended by Sublandlord in excess of said estimated amount, or Sublandlord refunding to Subtenant (provided Subtenant is not in default in the performance of any of the terms, covenants and conditions of this Sublease) any amount of estimated payments made by Subtenant in excess of Sublandlord's actual expenditures for said Additional Rent items. Within thirty (30) calendar days after receipt of Sublandlord's written reconciliation together with supporting documentation, Subtenant shall have the right, at Subtenant's sole expense, to commence a review and/or audit, at a mutually convenient time at Sublandlord's office, of Sublandlord's records relating to the foregoing expenses. Any audit must be conducted by Subtenant or an independent nationally recognized accounting firm that is not being compensated by Subtenant or other third party on a contingency fee basis. If an audit (not a review) reveals that Sublandlord has overcharged Subtenant, the amount overcharged shall be credited to Subtenant's account within seventy-five (75) calendar days after the audit is concluded.

     The respective obligations of Sublandlord and Subtenant under this Paragraph 4 shall survive the expiration or other termination of the Term, and if the Term shall expire or shall otherwise terminate on a day other than the last day of a calendar year, the actual Additional Rent incurred for the calendar year in which the Term expires or otherwise terminates shall be determined and settled on the basis of the statement of actual Additional Rent for such calendar year and shall be prorated in the proportion which the number of days in such calendar year preceding such expiration or termination bears to 365.

    F. Place of Payment of Basic Rent, Management Fee and Additional Rent. All Rent hereunder and all payments hereunder for Additional Rent which are to be paid to Sublandlord shall be paid to Sublandlord at the following address ALZA Corporation, 1900 Charleston Road, Mountain View,

California 94039, Attention: Senior Director, Real Estate & Facilities, or to such other person or to such other place as Sublandlord may from time to time designate in writing.

    G. Security Deposit. Subtenant shall, upon execution of this Sublease, deposit with Sublandlord a security deposit ("Security Deposit") in an amount in cash equal to six (6) times the monthly Basic Rent payable during the last year of the Term of this Sublease (with the possible alternative use of a letter of credit being addressed later in this Paragraph). The Security Deposit shall be held by Sublandlord as a Security Deposit for the faithful performance by Subtenant of all of the terms, covenants, and conditions of this Sublease to be kept and performed by Subtenant during the Term. If Subtenant defaults with respect to any provision of this Sublease and such default is not cured within any applicable cure period, including, but not limited to, the provisions relating to the payment of Rent or any other monetary sums due hereunder, Sublandlord may (but shall not be required to) use, apply or retain all or any part of this Security Deposit for the payment of such amount in default, or any other amount which Sublandlord or Landlord or both may spend by reason of Subtenant's default or to compensate Sublandlord or Landlord or both for any other loss or damage which Sublandlord or Landlord or both may suffer by reason of Subtenant's default. If any portion of the Security Deposit is so used or applied, Subtenant shall, within ten (10) calendar days after written demand therefor, deposit cash with Sublandlord in the amount sufficient to restore the Security Deposit to its original amount. Subtenant's failure to do so shall be a material breach of this Sublease. Sublandlord shall not be required to keep this Security Deposit separate from its general funds, and Subtenant shall not be entitled to interest on the Security Deposit. If Subtenant fully and faithfully performs every provision of this Sublease to be performed by it, the Security Deposit or any balance thereof shall be returned to the last party recognized by Sublandlord as Subtenant hereunder (or at Sublandlord's option, to the last assignee of Subtenant's interest hereunder) at the expiration of the Term and after Subtenant has vacated the Sublease Premises. In the event of termination of Sublandlord's interest in this Sublease, Sublandlord shall transfer the Security Deposit to Sublandlord's successor in interest whereupon Subtenant agrees to release Sublandlord from liability for the return of such Deposit or the accounting therefor.

    Notwithstanding the above, Subtenant shall have the right, at Subtenant's sole election, to substitute for all or part of the cash Security Deposit to be held by Sublandlord, an irrevocable letter of credit, drawn upon an institutional lender reasonably acceptable and accessible to Sublandlord in form and content reasonably satisfactory to Sublandlord and for a term equal to at least one year (with the letter of credit required to be renewed or replaced by Subtenant so as to be available to be drawn on at any time during the Term plus a period of sixty (60) calendar days). Said financial institution must agree that the presentment for demand may be made in at least one of the following locations: San Jose, Santa Clara, San Francisco, Mountain View or Palo Alto, California. Such irrevocable letter of credit shall be renewed by the issuer (or replaced with a similarly qualifying letter of credit reasonably acceptable to Sublandlord) at least thirty (30) calendar days prior to the expiration date thereof from time to time during the Term, and shall be held by Sublandlord as security for the faithful performance by Subtenant of all the terms, covenants and conditions of this Sublease to be kept and performed by Subtenant. If, for any reason, Subtenant fails to cause the irrevocable letter of credit to be so renewed or replaced at least thirty (30) days prior to its expiration date, Sublandlord shall have the right to immediately draw upon the letter of credit in full and hold the proceeds thereof as a cash Security Deposit hereunder. If Subtenant has theretofore funded the Security Deposit all or in part in cash, all (or such portion) of the cash Security Deposit held by Sublandlord shall be refunded to Subtenant upon Sublandlord's receipt of an acceptable irrevocable letter of credit equating to such amount. If Subtenant defaults with respect to any provisions of this Sublease and such default is not cured within any applicable cure period, including but not limited to provisions relating to the payment of Rent, Sublandlord may (but shall not be required to) draw down on the irrevocable letter of credit for payment of any sum which Sublandlord may spend or become obligated to spend by reason of Subtenant's default, or to compensate Sublandlord for any loss or damage which Sublandlord may suffer by reason of Subtenant's default. Sublandlord and Subtenant acknowledge that such irrevocable letter of credit will be treated as if it were a cash Security Deposit, and such irrevocable letter of credit may be drawn down upon by Sublandlord in the amount then due to Sublandlord upon demand and presentation of evidence of the identity of Sublandlord to the issuing bank, in the event that Subtenant defaults with respect to any provision of this Sublease and such default is not cured within any applicable cure period. Sublandlord covenants to Subtenant that it shall not make a drawing on such irrevocable letter of credit unless Sublandlord, in good faith, believes (i) Subtenant is in default in the performance of its obligations under this Sublease or (ii) such drawing is appropriate because of the failure of such irrevocable letter of credit to have been appropriately renewed. If any portion of the irrevocable letter of credit is used or applied pursuant hereto, Subtenant shall, within ten
(10) calendar days after receipt of a written demand therefor from Sublandlord, restore and replace the value of such security by either (i) depositing cash with Sublandlord in the amount equal to the sum drawn down under the irrevocable letter of credit, or (ii) increasing the irrevocable letter of credit to its value immediately prior to such application. Subtenant's failure to replace the value of the security as provided in the preceding sentence shall be a material breach of its obligation under this Sublease. The letter of credit shall further provide to the effect: (i) that it shall automatically renew for additional periods of one (1) year each from the expiry date or future expiry date, unless at least thirty (30) days prior to any expiry date the issuer notifies Sublandlord by registered mail of the issuer's election not to renew the letter of credit and (ii) if the issuer is unable or unwilling to so renew the letter of credit, the issuer shall deem such to automatically constitute a draw request from Sublandlord upon the letter of credit without further demand, and with the issuer on or before the expiration of such letter of credit to deposit for Sublandlord's account an amount equal to the amount remaining committed but undrawn under the letter of credit (unless issuer has sought and obtained from Sublandlord prior thereto a written acknowledgment by Sublandlord of the termination of the requirement of this Sublease for such letter of credit to be so renewed, in which event issuer shall not be required to make such a deposit for Sublandlord's account).

    5. RULES AND REGULATIONS AND COMMON AREA. Subject to the terms and conditions of this Sublease and such rules and regulations ("Rules and Regulations") as (i) Landlord may hereafter from time to time prescribe for the Complex or any portion thereof, and (ii) Sublandlord may hereafter from time to time reasonably prescribe for the Complex or any portion thereof, Subtenant and Subtenant's employees, invitees and customers shall, in common with other occupants of the Complex in which the Sublease Premises are located, and their respective employees, invitees and customers, and others entitled to the use thereof, have the non-exclusive right to use the access roads, parking areas, and facilities provided and designated by Landlord or Sublandlord for the general use and convenience of the occupants of the Complex in which the Sublease Premises are located, which areas and facilities are referred to herein as "Common Area". This right shall terminate upon the termination of this Sublease. Subtenant acknowledges and agrees that Landlord has reserved the right, and Sublandlord hereby reserves the right, from time to time to make reasonable changes in the shape, size, location, amount and extent of Common Area. Landlord has further reserved, and Sublandlord hereby reserves, the right to promulgate such reasonable Rules and Regulations relating to the use of the Common Area, and any part or parts thereof, as either Landlord or Sublandlord may deem appropriate for the best interests of the occupants of the Complex or the Building. The Rules and Regulations shall be binding upon Subtenant upon delivery of a copy of them to Subtenant, and Subtenant shall abide by them and cooperate in their observance. Such Rules and Regulations may be reasonably amended by the promulgator, Landlord or Sublandlord, from time to time, with ten
(10) calendar days advance notice, and all amendments shall be effective five
(5) calendar days after delivery of a copy to Subtenant. If there is any conflict between Rules and Regulations promulgated by Landlord and Sublandlord, those Rules and Regulations promulgated by Landlord in accordance with the Master Lease shall govern. Neither Landlord nor Sublandlord shall be responsible to Subtenant for the non-performance by any other tenant or occupant of the Complex of any of said Rules and Regulations (but the foregoing shall not excuse Sublandlord from any responsibility under the other provisions of this Sublease for the activities or omissions of Sublandlord as an occupant of the Complex).

    To the extent of Sublandlord's obligations under the Master Lease, Sublandlord shall operate, manage and maintain the Common Area in conformity with a good standard of maintenance and repair, or replacement, and in good and sanitary condition, provided that to the extent the Master Lease requires Landlord to perform any services or to insure, maintain, repair or restore all or any part of the Complex or the Sublease Premises, or provides Sublandlord with rights enforceable against Landlord, Sublandlord's obligations to Subtenant with respect to such matters shall be limited to Sublandlord's exercise of commercially reasonable efforts to enforce the obligations of Landlord with respect to such matters.

     6. PARKING. Subtenant shall, without any separately assessed parking fees or charges being applicable, have the (i) non-exclusive right throughout the Term of this Sublease, to use with the other tenants or other occupants of the Complex, Subtenant's Proportionate Share of the parking spaces in the common parking area of the Complex not designated for use by individuals with disabilities (with Subtenant's Proportionate Share currently equating to 144 of the 869 regular parking spaces in the garage (one of which 144 will be the reserved space referred to in clause (ii) below), and 45 of the 273 above ground regular parking spaces for employees and visitors), and (ii) the exclusive right throughout the Term of this Sublease, to one (1) reserved parking space at a location reasonably close to the Sublease Premises in the underground parking garage, which shall be marked as reserved by Sublandlord, at Sublandlord's sole expense. Subtenant agrees that Subtenant, Subtenant's employees, agents, representatives, and/or invitees shall not use parking spaces in excess of said assigned parking spaces allocated to Subtenant hereunder. Sublandlord shall have the right, at Sublandlord's reasonable discretion, as well as Landlord having certain additional rights under the Master Lease, to specifically designate the location of some or all of Subtenant's parking spaces within the common parking area of the Complex, in which event Subtenant agrees that Subtenant, Subtenant's employees, agents, representatives and/or invitees shall not use any parking spaces other than those parking spaces specifically designated by Sublandlord for Subtenant's use (or if only a portion of the parking spaces to which Subtenant is entitled to use are so designated for Subtenant's exclusive use, Subtenant's employees, agents, representatives and/or invitees shall not use any parking spaces which are designated for exclusive use by other tenants or occupants). Said parking spaces, if specifically designated by Sublandlord to Subtenant, may be relocated by Sublandlord at any time, and from time to time, but shall be assigned on a non-discriminatory basis as to Subtenant and the other tenants and occupants of the Complex. Sublandlord reserves the right, at Sublandlord's reasonable discretion, to rescind any specific designation of parking spaces, thereby returning Subtenant's parking spaces to the common parking area. Sublandlord shall give Subtenant written notice of any change in Subtenant's parking spaces. Sublandlord, in designating any parking spaces for Subtenant's use, shall not discriminate against Subtenant as to the location of assigned parking spaces relative to the location of the Building, and further shall not discriminate against Subtenant's visitors as to any allocation, if any, of the designated visitor's parking spaces. Subtenant shall not, at any time, park, or permit to be parked, any trucks or vehicles adjacent to the loading area so as to interfere in any way with the use of such areas, nor shall Subtenant, at any time, park or permit the parking of Subtenant's trucks and other vehicles or the trucks and vehicles of Subtenant's suppliers or others, in any portion of the common areas not designated by Sublandlord for such use by Subtenant. Subtenant shall not park nor permit to be parked, any inoperative vehicles or equipment on any portion of the common parking area or other common areas of the building. Subtenant agrees to assume responsibility for compliance by its employees with the parking provision contained herein. If Subtenant or its employees park in other than designated parking areas, then Sublandlord may charge Subtenant, as an additional charge, and Subtenant agrees to pay Fifteen Dollars ($15.00) per day for each day or partial day each such vehicle is parking in any area other than that designated. Subtenant hereby authorizes Sublandlord, at Subtenant's sole expense, to tow away from the Complex any vehicle belonging to Subtenant or Subtenant's employees parked in violation of these provisions, or to attach violation stickers or notices to such vehicles. Subtenant shall use the parking area for vehicle parking only and shall not use the parking areas for storage. Subtenant acknowledges that a security card is required for access to the underground parking, and that accordingly, it is not generally available for use by visitors for parking. Subtenant agrees that it shall, if requested by Sublandlord, require all of its employees to park in the underground parking area so as to leave the outside parking areas fully available for visitors to the Complex.

    7. ACCEPTANCE AND SURRENDER OF SUBLEASE PREMISES. Upon the Sublease Commencement Date, Subtenant, as to Sublandlord (but not necessarily as to any architect or contractor), accepts the Building and improvements included in the Sublease Premises and the Common Area as being in good and sanitary order, condition and repair and accepts the Building and improvements included in the Sublease Premises in their then present condition and without representation or warranty by Sublandlord as to the condition of the Building or as to the use or occupancy which may be made thereof. Any exceptions to the foregoing must be by written agreement executed by Sublandlord and Subtenant. Subtenant agrees on the last day of the Term, or on the sooner termination of this Sublease, to surrender the Sublease Premises promptly and peaceably to Sublandlord in good condition and repair (damage by Acts of God, fire or other causes for which Subtenant is not obligated to repair pursuant to Paragraph 25 ("Destruction"), and normal wear and tear excepted), with all interior walls painted, or cleaned, and repaired or replaced, if damaged; all floors cleaned and waxed; all carpets cleaned and shampooed; all broken, marred or nonconforming acoustical ceiling tiles replaced; the interior side of all interior and exterior windows washed; the HVAC, plumbing and electrical systems and lighting within the Sublease Premises in good order and repair, including replacement of any burned out or broken light bulbs or ballasts; together with all alterations, additions, and improvements which may have been made, in, to, or on the Sublease Premises (except moveable trade fixtures installed at the expense of Subtenant and such other items that Subtenant, under this Sublease, is allowed to remove, if any) except that Subtenant shall ascertain from Sublandlord within thirty (30) days before the end of the Term, as to any portion of the Sublease Premises which does not conform to the configuration of the tenant improvements previously installed by Sublandlord (the "Tenant Improvements") as reflected on the plans listed on Exhibit C, whether
                                                   ---------
Sublandlord desires to have such portion of the Sublease Premises or any part or parts thereof restored to their configuration as reflected on the plans listed on Exhibit C, and if Sublandlord shall so desire, then Subtenant shall restore
   ---------
said portion of the Sublease Premises or such part or parts thereof before the end of this Sublease at Subtenant's sole cost and expense to the configuration as reflected on the plans listed on Exhibit C, except to the extent, if any,
                                    ---------
Sublandlord in approving any proposed additions or alterations by Subtenant pursuant to Paragraph 8 hereof, agrees that such proposed addition or alteration shall not be required to be removed. Subtenant, on or before the end of the Term or sooner termination of this Sublease, shall remove all of Subtenant's personal property and trade fixtures from the Sublease Premises, and all property not so removed on or before the end of the Term or sooner termination of this Sublease shall be deemed abandoned by Subtenant and title to same shall thereupon pass to Sublandlord without compensation to Subtenant. Sublandlord, may, upon termination of this Sublease, remove all moveable furniture and equipment so abandoned by Subtenant, at Subtenant's sole cost, and repair any damage caused by such removal at Subtenant's sole cost. If the Sublease Premises be not surrendered at the end of the Term or sooner termination of this Sublease, Subtenant shall indemnify Sublandlord against loss or liability resulting from the delay by Subtenant in so surrendering the Sublease Premises including, without limitation, any claims made by Landlord or any succeeding subtenant founded on such delay. Nothing contained herein shall be construed as an extension of the Term or as a consent of Sublandlord to any holding over by Subtenant. The voluntary or other surrender of this Sublease or the Sublease Premises by Subtenant or a mutual cancellation of this Sublease shall not work as a merger and, at the option of Sublandlord, shall either terminate all or any existing sub-subleases or sub-subtenancies or operate as an assignment to Sublandlord of all or any such sub-subleases or sub-subtenancies.

     8. ALTERATIONS AND ADDITIONS. Subtenant shall not make, or suffer to be made, any alteration or addition to the Sublease Premises, or any part thereof, without the written consent of Sublandlord first had and obtained by Subtenant with such consent of Sublandlord to be subject to Sublandlord' sole discretion (subject to the following paragraph setting forth a different standard for Sublandlord's approval as to certain alterations and additions), and further subject to Landlord's approval rights under the Master Lease, but at the cost of Subtenant, and (except as may be otherwise consented to in writing by Sublandlord at the time of Subtenant's request) any addition to, or alteration of, the Sublease Premises, except moveable furniture and trade fixtures, shall, upon termination, become a part of the Sublease Premises and belong to Sublandlord, subject to the right of Sublandlord to require that some or all of such additions and alterations be removed by Subtenant pursuant to the provisions of Paragraph 7 ("Acceptance and Surrender of Sublease Premises") unless Sublandlord, at the time of its requested approval of such addition or alteration, agrees in writing that such addition or alteration shall not be required to be removed by Subtenant at the end of the term of this Sublease. Sublandlord reserves the right to approve all contractors and mechanics proposed by Subtenant to make any such alterations and additions, and currently requires that any alterations or additions to be performed to the Sublease Premises prior to or within the first year following the Sublease Commencement Date, are to be performed by Vance Brown, Inc., the contractor currently engaged to construct the Tenant Improvements, under a separate contract to be entered into between such contractor and Subtenant, and shall in all events be subject to any applicable approval rights of Landlord and any other applicable requirements for making alterations or additions to the Building under the Master Lease. Subtenant shall retain title to all moveable furniture and trade fixtures placed in the Sublease Premises. All office heating, lighting, electrical, air conditioning, floor to ceiling partitioning, drapery, carpeting, and floor installations made by Subtenant, together with all property that has become an integral part of the Sublease Premises, shall not be deemed trade fixtures. Subtenant agrees that it will not proceed to make any such alteration or addition, without having obtained consent from Sublandlord (and if required, Landlord) to do so, and until ten (10) business days from the receipt of such consent, in order that Sublandlord and Landlord may post appropriate notices to avoid any liability to contractors or material suppliers for payment for Subtenant's alteration or addition. Subtenant will at all times permit such notices to be posted and to remain posted until the completion of work. Subtenant shall, if required by Sublandlord or Landlord, secure at Subtenant's own cost and expense, a completion and lien indemnity bond, satisfactory to Sublandlord, for such work, provided that Sublandlord agrees that Sublandlord shall not require any such bond unless either (i) at the time of such alteration the net worth of Subtenant is reasonably estimated to be less than $39,000,000, or (ii) the alteration in question is reasonably estimated to cost more than $250,000. Subtenant further covenants and agrees that any mechanic's lien filed against the Sublease Premises or any part of the Complex for work claimed to have been done for, or materials claimed to have been furnished to Subtenant, will be discharged by Subtenant, by bond or otherwise, within five (5) calendar days after notice to Subtenant of filing thereof, at the cost and expense of Subtenant. Any exceptions to the foregoing must be made in writing and executed by all of Sublandlord, Landlord and Subtenant.

     Notwithstanding the foregoing standard for consent by Sublandlord of any proposed alteration or additions by Subtenant, Sublandlord agrees that it shall not unreasonably withheld its consent to any proposed alterations by Subtenant if the proposed alterations are (i) non-structural in nature; (ii) do not reduce the market value or general utility of the Sublease Premises for office use; and
(iii) may be reasonably removed and the Sublease Premises restored to the condition reflected in the plans for the Tenant Improvements as described in Exhibit C upon the expiration of the Term of the Sublease. Subtenant shall be
---------
obligated prior to the expiration or earlier termination of the Term of the Sublease to remove any alterations or additions and return the portion of the Sublease Premises affected by any such alterations or additions to the same condition as reflected in the plans for the Tenant Improvements as described in Exhibit C, unless Sublandlord, pursuant to Paragraph 7 above, subsequently
---------
waives such requirement. If either: (i) at the time of such addition or alteration the net worth of Subtenant is reasonably estimated to be less than $39,000,000, or (ii) the addition or alteration in question is reasonably estimated to cost more than $250,000, Sublandlord shall have the right in its reasonable discretion in approving any such proposed addition or alteration, to require Subtenant to deposit with Sublandlord additional security for Subtenant's performance of the construction of the same, which additional security shall be returned to Subtenant upon the lien free completion of such addition or alteration.

9.  TENANT MAINTENANCE.

      A. Subtenant's Responsibilities. Subject to Paragraph 25 ("Destruction"), Subtenant shall, at its sole cost and expense, keep and maintain the interior of the Sublease Premises and every part thereof in a good standard of maintenance and repair, or replacement, and in good and sanitary condition (collectively "Subtenant's Responsibilities"). Subtenant's Responsibilities include, but are not limited to, janitorization (except as such may be provided by Sublandlord pursuant to Paragraph 9.D), all windows (interior and exterior), window frames, plate glass and glazing (destroyed by accident or act of third parties), truck doors, plumbing systems (such as water and drain lines, sinks, toilets, faucets, drains, showers and water fountains), electrical systems (such as panels, conduits, outlets, lighting fixtures, lamps, bulbs, tubes and ballasts), heating and air conditioning systems (such as compressors, fans, air handlers, ducts, mixing boxes, thermostats, time clocks, boilers, heaters, supply and return grills), all outside balconies, all interior improvements within the Sublease Premises including but not limited to wall coverings, window coverings, carpet, floor coverings, partitioning, ceilings, doors (both interior and exterior), including closing mechanisms, latches, locks, automatic fire extinguishing systems, and all other interior improvements of any nature whatsoever. Areas of excessive wear shall be replaced at Subtenant's sole expense upon termination of the Sublease. Subtenant's responsibilities under this

Paragraph shall not extend to any structural members inside the Sublease Premises or any of the foregoing items to the extent located outside of the Sublease Premises. To the extent Sublandlord is the beneficiary of any contractor or supplier warranties relating to any items Subtenant becomes obligated hereunder to repair, Sublandlord shall cooperate with Subtenant in providing to Subtenant the benefit of the warranty relating to the same. Subtenant hereby waives all rights under, and benefits of, Subsection 1 of
Section 1932 and Section 1941 and 1942 of the California Civil Code and under any similar law, statute or ordinance now or hereafter in effect. In the event any of the above Subtenant's Responsibilities apply to any other third party tenant(s) of Sublandlord where there is common usage with other third party tenant(s), such maintenance responsibilities may be undertaken by Landlord or Sublandlord and Subtenant's Proportionate Share of the related charges shall be allocated to the Sublease Premises and paid by Subtenant as Additional Rent pursuant to Paragraph 4.E.

    B. Building and Interior Common Area Maintenance. Sublandlord shall maintain, repair and replace as required, the interior and exterior portions of the Building and the general building systems and services and common areas (including, but not limited to, the first floor lobby, elevators, roof, truck doors, HVAC equipment, and any interior common areas in the Building) that are not the responsibility of Subtenant to maintain under the provisions of Paragraph 9A hereof. Subtenant's Proportionate Share of all costs and expenses incurred by Sublandlord in so maintaining, repairing and replacing the same, shall be allocated to and borne by Subtenant as Additional Rent pursuant to Paragraph 4.E.

    C. Common Area Maintenance. At all times during the Term that Sublandlord is also the tenant under the Other Leases, then Sublandlord shall be responsible to keep, maintain, repair and replace as required, the Common Area of the Complex (including appurtenances) and every part thereof in a good standard of maintenance, repair and replacement as required, and in good and sanitary condition. Sublandlord's maintenance, repair and replacement responsibilities herein referred to include, but are not limited to, janitorization, landscaping, sidewalks, driveways, underground and above ground parking areas, including striping and sealing, irrigation sprinkler systems, parking lot and exterior Building lighting, ponds, fountains, waterways, drains, lawns, shrubbery and other planted areas, plumbing and utility systems within the Common Area, and electrical systems within the Common Area. Subtenant's Proportionate Share of all costs and expenses incurred by Sublandlord in so maintaining, repairing and replacing the same, shall be allocated to and borne by Subtenant as Additional Rent pursuant to Paragraph 4.E. To the extent that Landlord is required to maintain the Common Area under the Master Lease, including circumstances in which Sublandlord is not the tenant under the Other Leases, Sublandlord shall have no further obligation to maintain such Common Area and the last sentence of Paragraph 5, above, shall apply.

    D.  Janitorial and Other Services

        During the Term of this Sublease Sublandlord shall furnish janitorial services to the Sublease Premises using the same janitorial service providers at the same frequency time and in the same general manner as is provided to Sublandlord in connection with the remainder of the Building, and Subtenant shall pay Subtenant's Proportionate Share of the expense thereof. Notwithstanding the foregoing, if Sublandlord determines, in Sublandlord's sole discretion, that it no longer wishes to provide such services for the Sublease Premises, then Sublandlord may terminate its obligation to provide such janitorial services to the Sublease Premises upon written notice thereof at least thirty (30) days in advance, in which case Subtenant shall be required to provide such janitorial services to the Sublease Premises at Subtenant's sole expense, and Subtenant shall no longer be required to pay Subtenant's Proportionate Share of Sublandlord's janitorial services as relates to interior offices (as distinguished from janitorial services for the common areas for which Subtenant shall remain responsible for Subtenant's Proportionate Share). Further, to the extent that Subtenant determines, in Subtenant's sole discretion, that Subtenant is dissatisfied with the quality of such janitorial services, or any other services supplied to the Sublease Premises and the entire Building by a third party vendor hired by Sublandlord which may be terminated without curtailing the availability of such services to Sublandlord, Subtenant may terminate such services to the Sublease Premises upon written notice thereof to Sublandlord at least thirty (30) days in advance, in which event Subtenant shall thereafter provide such services to the Sublease Premises at Subtenant's sole expense (using a service provider consented to in advance by Sublandlord, which consent shall not be unreasonably withheld) and Subtenant's additional rent obligation shall be appropriately adjusted to reflect the expense savings to Sublandlord realized by Subtenant's directly providing such services to the Sublease Premises.

10. EXPENSES OF OPERATION, MANAGEMENT, AND MAINTENANCE OF THE BUILDING AND THE COMMON AREAS OF THE BUILDING AND THE COMPLEX. Subtenant shall pay to Sublandlord the Subtenant's Proportionate Share of all expenses of operation, maintenance and repair of the Building, and the Common Area of the Complex (including the underground parking garage) and the Building, whether paid or incurred by Landlord and charged to Sublandlord under the Master Lease, or paid or incurred directly by Sublandlord, including, but not limited to, license, permit, and inspection fees; security; utility charges associated with the Common Area, including the underground parking garage and the exterior plaza, and all landscaping and lighting (including water and sewer charges); all charges incurred in the maintenance and replacement of landscaped areas, lakes, parking lots, sidewalks, driveways; maintenance, repair and replacement of all fixtures and electrical, mechanical and plumbing systems; structural elements and exterior surfaces of the Building and any improvements; salaries and employee benefits of personnel and payroll taxes applicable thereto; supplies, materials, equipment and tools; the cost of capital expenditures which have the effect of reducing operating expenses, provided, however, that in the event Sublandlord or Landlord make such capital improvements, Sublandlord or Landlord or both shall amortize their investment or costs in said improvements (together with interest at the Interest Rate on the unamortized balance) as an operating expense in accordance with generally accepted accounting practices, provided, that such amortization is not at a rate greater than the anticipated savings in the operating expenses.

    "Additional Rent" as used herein shall not include Sublandlord's debt repayments; interest on charges, expenses directly or indirectly incurred by Sublandlord for the benefit of any other tenant; cost for the installation of partitioning or any other tenant improvements; cost of attracting tenants; depreciation; interest; or executive salaries.

11. UTILITIES.

    A.  Intentionally Deleted.

    B. As Additional Rent and in accordance with Paragraph 4E of this Sublease, Subtenant shall pay the Subtenant's Proportionate Share of the cost of all utility charges such as water, gas, electricity, (including HVAC), telephone, telex and other electronic communications service, if applicable, sewer service, waste pick-up and any other utilities, materials or services furnished directly to the Building in which the Sublease Premises are located, including, without limitation, any temporary or permanent utility surcharge or other exactions whether now or hereafter imposed. To the extent any utilities are separately metered to the Sublease Premises, Subtenant shall bear the entire cost thereof, and shall pay the charges for the same to Sublandlord, or as directed by Sublandlord, directly to the utility company or other provider of the service. To the extent that Subtenant is directly billed for any utility charges, Subtenant shall not be responsible for any corresponding utility charges billed for other occupiable office space (as distinguished from Common Areas) in the Building.

     Sublandlord shall cause to be furnished (except to the extent the last sentence of Paragraph 5 shall apply to limit Sublandlord's responsibility to the extent Landlord is responsible for causing to be furnished) to the Sublease Premises and subject to the Rules and Regulations of the Common Area hereinbefore referred to, (i) water, gas and electricity suitable for the permitted use of the Sublease Premises and (ii) between the hours of 8:00 am and 6:00 p.m., Mondays through Fridays (holidays excepted) heat and air-conditioning required for the comfortable use and occupation of the Sublease Premises for the uses permitted under this Sublease. Heat and air-conditioning shall generally be available to be turned on by Subtenant at such other times or on such other days as Subtenant may desire. Subtenant agrees that at all times it will cooperate fully with Sublandlord and Landlord, and shall abide by all reasonable regulations and requirements that Sublandlord or Landlord may prescribe for the proper functioning and protection of the Building heating, ventilating and air-conditioning systems. Whenever heat generating machines, equipment, or any other devices (including exhaust fans) are used in the Sublease Premises by Subtenant which affect the temperature maintained by the air-conditioning system beyond the reasonable handling capacity of the existing system, Landlord or Sublandlord shall have the right to install, or require Subtenant to install, supplementary air-conditioning units in the Sublease Premises and the cost of installation, operation and maintenance thereof, shall be paid by Subtenant to Sublandlord upon demand by Sublandlord. If Subtenant uses any apparatus or device in the Sublease Premises (including, without limitation, electronic data processing machines or machines using current in excess of 110 Volts) which increase the amount of electricity, gas, water or air-conditioning consumed in the Sublease Premises on an average per square foot basis above that which would be furnished or supplied to any other portion of the Building on an average per square foot basis for general office use, Sublandlord shall be entitled to reasonably allocate to Subtenant the cost of any utilities supplied by Sublandlord to the Building which are disproportionately consumed by Subtenant provided that Sublandlord shall correspondingly reasonably allocate any similar disproportionate consumption by any other tenant(s) in the Building to such other tenant(s). If Subtenant shall require heating, air-conditioning, water, gas, or electric current in excess of that usually furnished or supplied to any similar sized space in the Building, Sublandlord may cause an electric current, gas or water meter to be installed in the Sublease Premises in order to measure the amount of electric current, gas or water consumed for any such excess use. The cost of any such meter and of the installation, maintenance and repair thereof, all charges for such excess water, gas and electric current consumed (as shown by such meters and at the rates then charged by the furnishing public utility); and any additional expense incurred by Sublandlord in keeping account of electric current, gas, or water so consumed shall be paid by Subtenant, and Subtenant agrees to pay Sublandlord such amount within ten (10) calendar days after receipt of a reasonably detailed invoice for the same from Sublandlord. Sublandlord agrees that if any other occupant of the Building shall require on a per square foot basis, heating, air-conditioning, water, gas, or electric current materially in excess of that usually furnished or supplied to the Sublease Premises on a per square foot basis, and such utilities are not separately metered for the Sublease Premises, Sublandlord shall in good faith adjust Subtenant's Proportionate Share of such water, gas or electric bill for the Building to reflect the allocation to such other occupant of the Building of the excessive consumption.

     Neither Landlord nor Sublandlord shall be liable for and Subtenant shall not be entitled to any abatement or reduction of Rent by reason of any interruption or failure of utility services to the Sublease Premises when such interruption or failure is caused by accident, breakage, repair, strikes, lockouts, or other labor disturbances or labor disputes of any nature, or by any other cause, similar or dissimilar, beyond the reasonable control of Sublandlord or Landlord.

12. TAXES.

    A. Real Property Taxes. As Additional Rent and in accordance with Paragraph 4E of this Sublease, Subtenant shall pay to Sublandlord, or if Sublandlord so directs, directly to Landlord or to the applicable tax collector ("Tax Collector"), all Real Property Taxes relating to the Sublease Premises accruing with respect to the Sublease Premises commencing on the Sublease Commencement Date and throughout the Term. In the event the Sublease Premises leased hereunder consist of only a portion of the entire tax parcel, Subtenant shall pay to Sublandlord as they become due, pursuant to statements submitted to Subtenant by Sublandlord, the Subtenant's Proportionate Share of such Real Property Taxes for the Building and the Complex. If the tax billing pertains 100% to the Sublease Premises, and Sublandlord chooses to have Subtenant pay said Real Property Taxes directly to the Tax Collector, then in such event it shall be the responsibility of Subtenant to obtain the bills and pay, prior to delinquency, the applicable Real Property Taxes pertaining to the Sublease Premises, and failure to receive a bill for taxes and/or assessments shall not provide a basis for cancellation of or non-responsibility for payment of penalties for nonpayment or late payment by Subtenant. The term "Real Property Taxes", as used herein, shall mean (i) all taxes, assessments, levies and other charges of any kind or nature whatsoever, general and special, foreseen and unforeseen (including all installments of principal and interest required to pay any general or special assessments for public improvements and any increases resulting from reassessments caused by any change in ownership of the Complex) now or hereafter imposed by any governmental or quasi-governmental authority or special district having the direct or indirect power to tax or levy assessments, which are levied or assessed against, or with respect to the value, occupancy or use of, all or any portion of the Complex (as now constructed or as may at any time hereafter be constructed, altered, or otherwise changed) or Landlord's or Sublandlord's interest therein; any improvements located within the Complex (regardless of ownership); the fixtures, equipment and other property of Landlord or Sublandlord, real or personal, that are an integral part of and located in the Complex; or parking areas, public utilities, or energy within the Complex; (ii) all area wide taxes, charges, levies or fees imposed by reason of environmental regulation or other governmental control, including, but not limited to, any taxes, charges, levies or fees related to on-site originated Hazardous Materials contamination caused or contributed to by Subtenant's Hazardous Materials Activities; and (iii) all costs and fees (including reasonable attorneys' fees) incurred by Landlord or Sublandlord in reasonably contesting any Real Property Tax and in negotiating with public authorities as to any Real Property Tax. If at any time during the Term the taxation or assessment of the Complex prevailing as of the Sublease Commencement Date shall be altered so that in lieu of or in addition to any Real Property Tax described above there shall be levied, assessed or imposed (whether by reason of a change in the method of taxation or assessment, creation of a new tax or charge, or any other cause) an alternate or additional tax or charge (i) on the value, use or occupancy of the Complex or on Landlord's or Sublandlord's interest therein or (ii) on or measured by the gross receipts, income or rentals from the Complex, on Landlord's or Sublandlord's business of leasing the Complex, or computed in any manner with respect to the operation of the Complex, then any such tax or charge, however designated, shall be included within the meaning of the term "Real Property Taxes" for purposes of this Sublease. If any Real Property Tax is based upon property or rents unrelated to the Complex, then only that part of such Real Property Tax that is fairly allocable to the Complex shall be included within the meaning of the term "Real Property Taxes." Notwithstanding the foregoing, the term "Real Property Taxes" shall not include estate, inheritance, gift or franchise taxes of Landlord or Sublandlord or the federal or state net income tax imposed on Landlord's or Sublandlord's income from all sources or penalties incurred as a result of Landlord's or Sublandlord's negligence, inability or unwillingness to make payments of, and/or to file any tax or informational returns with respect to any Real Property Taxes when due.

    B.  Taxes on Subtenant's Property.

         (a) Subtenant shall be liable for and shall pay five (5) business days before delinquency, taxes levied against any personal property or trade fixtures placed by Subtenant in or about the Sublease Premises. If any such taxes on Subtenant's personal property or trade fixtures are levied against Sublandlord or Landlord, or Sublandlord's or Landlord's property or if the assessed value of the Sublease Premises is increased by the inclusion therein of a value placed upon such personal property or trade fixtures of Subtenant, and if Sublandlord or Landlord, after written notice to Subtenant, pays the taxes based on such increased assessment, which Sublandlord shall have the right to do regardless of the validity thereof, but only under proper protest if requested by Subtenant, Subtenant shall within ten (10) business days after demand, as the case may be, repay to Sublandlord or Landlord the taxes so levied against Sublandlord or Landlord, or the portion of such taxes resulting from such increase in the assessment; provided that in any such event Subtenant shall have the right, in the name of Sublandlord and with Sublandlord's full cooperation, but at no cost or responsibility or liability of any type whatsoever to Sublandlord, to bring suit in any court of competent jurisdiction to recover the amount of such taxes on Subtenant's personal property and trade fixtures so paid under protest, and any net amount so recovered shall belong to Subtenant.

         (b) If the Subtenant improvements in the Sublease Premises, whether installed, and/or paid for by Sublandlord or Subtenant and whether or not affixed to the Building so as to become a part thereof, are assessed for Real Property Tax purposes at a valuation higher than the valuation at which standard office improvements in other space in the Complex are assessed, then the Real Property Taxes levied against Landlord or Sublandlord or the Complex by reason of such excess assessed valuation shall be deemed to be taxes levied against personal property of Subtenant and shall be governed by the provisions of Paragraph 12B(a) above. If the records of the County Assessor are available and sufficiently detailed to serve as a basis for determining whether said Subtenant improvements are assessed at a higher valuation that standard office improvements in other space in the Complex, such records shall be binding on both the Sublandlord and the Subtenant. If the records of the County Assessor are not available or sufficiently detailed to serve as a basis for making said determination, the actual cost of construction shall be used. Sublandlord agrees to exercise good faith efforts to apply such standards on an equivalent basis to any other tenants of the Building whose tenant improvements may be assessed for Real Property Tax purposes at a valuation higher than the valuation at which standard office improvements in other space in the Complex are assessed.

13. LIABILITY INSURANCE. Subtenant, at Subtenant's expense, agrees to keep in force during the Term a policy of commercial general liability insurance with combined single limit coverage of not less than Five Million Dollars ($5,000,000) (which amount may be obtained through primary or umbrella coverage or a combination of both) per occurrence for bodily injury and property damage occurring in, on or about the Sublease Premises, the Building or the Complex, including parking and landscaped areas. Such insurance shall be primary and noncontributory as respects any insurance carried by Landlord or Sublandlord with respect to all or any portion of the Complex, but may be provided under any blanket policy maintained by Subtenant. The policy or polices effecting such insurance shall name Sublandlord and Landlord as additional insureds, and shall insure any liability of Sublandlord and Landlord, contingent or otherwise, as respects acts or omissions of Subtenant, its agents, employees or invitees or otherwise arising out of any conduct or transactions of any of said persons in or about or concerning the Sublease Premises, including any failure of Subtenant to observe or perform any of its obligations hereunder; shall be issued by an insurance company admitted to transact business in the State of California; and shall provide that the insurance effected thereby shall not be canceled, except upon thirty (30) calendar days' prior written notice to Landlord and Sublandlord. A certificate of insurance as to said policy shall be delivered to Sublandlord (and, upon Sublandlord's request, to Landlord). If, during the Term, in the considered opinion of Landlord's Lender, insurance advisor, or counsel, the amount of insurance described in this Paragraph 13 is not adequate, Subtenant agrees to increase said coverage to such reasonable amount as Landlord's Lender, insurance advisor, or counsel shall deem adequate.

14. TENANT'S PERSONAL PROPERTY INSURANCE AND WORKMAN'S COMPENSATION INSURANCE. Subtenant shall maintain a policy or policies of fire and property damage insurance in "all risk" form with a sprinkler leakage endorsement insuring the personal property, inventory, trade fixtures, and special equipment installed and paid for by Subtenant within the Sublease Premises for the full replacement value thereof. The proceeds from any of such policies shall be used for the repair or replacement of such items so insured.

     Subtenant shall also maintain a policy or policies of workman's compensation insurance and any other employee benefit insurance sufficient to comply with all laws.

15. REAL PROPERTY INSURANCE. Sublandlord's obligations with regard to real property insurance shall be limited as provided in the last sentence of Paragraph 5 above and shall not include any obligation of Sublandlord to carry such insurance. As Additional Rent and in accordance with provisions of Paragraph 4E of this Sublease, Subtenant shall pay to Sublandlord (or Sublandlord's agent if so directed in writing by Sublandlord), the Subtenant's Proportionate Share of (i) the deductibles (as provided in such insurance policies to the extent allocable to damage occurring to the Building or the Common Area and subject to the provisions of Paragraph 25) on insurance claims and (ii) the annual cost of the policy or policies of insurance covering loss or damage to the Sublease Premises, Building and Complex (excluding routine maintenance and repairs and incidental damage or destruction caused by accidents or vandalism for which Subtenant may be responsible under Paragraph 9) in the amount of the full replacement value thereof, providing protection against those perils included within the classification of "all risks" insurance and flood and/or earthquake insurance, if available, plus a policy of rental income insurance in the amount of one hundred (100%) percent of twelve (12) months' (i) Basic Rent and (ii) Additional Rent (collectively "Insurance Cost"). Subtenant understands that (i) the annual Insurance Cost is subject to change each year (or more frequently if new policies are added or existing policies are replaced), and (ii) Subtenant shall be responsible for paying the Subtenant's Proportionate Share for the Complex and the Building of said total Insurance Cost, including any such increased rates relating thereto as a result of any Excess Insurance Cost (as defined below) resulting from Subtenant's particular use of the Sublease Premises or Complex. If the Insurance Cost increases due to Subtenant's particular use and/or some other Subtenant's particular use of the Sublease Premises or Complex ("Excess Insurance Cost"), (i) Subtenant shall be obligated to pay one hundred percent (100%) of said Excess Insurance Cost related to Subtenant's particular use, (ii) Subtenant shall not be obligated to pay any portion of said Excess Insurance Cost related to some other tenant's particular use, and (iii) Subtenant shall be obligated to pay Subtenant's Proportionate Share of the total Insurance Cost (excluding any Excess Insurance Cost to be paid by Subtenant or any other tenant(s) pursuant to clauses (i) or
(ii) above. Sublandlord agrees to exercise good faith efforts to apply such standards on an equivalent basis to any other tenants of the Complex whose use causes the total Insurance Cost to be disproportionately increased. Except as otherwise expressly provided in this Sublease, Subtenant shall have no interest in nor any right to the proceeds of any insurance procured by Sublandlord or Landlord for the Sublease Premises or the Complex.

     Sublandlord and Subtenant do each hereby release each other and Landlord, to the extent of Subtenant's insurance coverage and any insurance coverage of Landlord or Sublandlord, from any liability for loss or damage caused by fire or any of the extended coverage casualties included in the releasing party's insurance policies, irrespective of the cause of such fire or casualty; provided, however, that if the insurance policy of either releasing Party prohibits such waiver, then this waiver shall not take effect until consent to such waiver is obtained. If such waiver is so prohibited, the insured Party affected shall promptly notify the other Party thereof.

16. INDEMNIFICATION. Neither Landlord nor Sublandlord shall be liable to Subtenant and Subtenant hereby waives all claims against Landlord or Sublandlord for any injury to or death of any person or damage to or destruction of property in or about the Sublease Premises by or from any cause whatsoever, including, without limitation, gas, fire, oil electricity or leakage of any character from the roof, walls, basement or other portion of the Sublease Premises except to the extent that the same results primarily from the willful misconduct or active negligence of Landlord or Sublandlord (and in such case, the exception to such limitation or liability shall apply only to such party to whom such willful misconduct or active negligence is attributable), or Landlord's or Sublandlord's (as applicable) agents, servants, employees, invitees or contractors of which negligence Sublandlord or Landlord (as applicable) has knowledge and reasonable time to correct. Except as to injury to persons or damage to property to the extent arising from the willful misconduct or the active negligence of Sublandlord or Landlord, their respective agents, servants, employees, invitees, or contractors (as applicable), Subtenant shall hold Sublandlord and Landlord harmless from and defend Sublandlord and Landlord against any and all expenses, including reasonable attorneys' fees, in connection therewith, arising out of any injury to or death of any person or damage to or destruction of property occurring in, on or about the Sublease Premises, or any part thereof, from any cause whatsoever, occurring during the Term.

17. COMPLIANCE. Subtenant, at its sole cost and expense, shall promptly comply with all laws, statutes, ordinances and governmental rules, regulations or requirements now or hereafter in effect relating to the Sublease Premises; with the requirements of any board of fire underwriters or other similar body now or hereafter constituted; and with any direction or occupancy certificate issued pursuant to law by any public officer; provided, however, that no such failure shall be deemed a breach of the provisions of this Sublease if Subtenant, immediately upon notification, commences to remedy or rectify said failure. The judgment of any court of competent jurisdiction or the admission of Subtenant in any action against

Subtenant, whether either Landlord or Sublandlord be a party thereto or not, that Subtenant has violated any such law, statute, ordinance or governmental rule, regulation, requirement, direction or provision, shall be conclusive of that fact as between Sublandlord and Subtenant. Subtenant shall, at its sole cost and expense, comply with any and all requirements pertaining to said Sublease Premises, of any insurance organization or company, necessary for the maintenance of reasonable fire and public liability insurance covering the Sublease Premises.

18. LIENS. Subtenant shall keep the Sublease Premises and the Complex free from any liens arising out of any work performed, materials furnished or obligations incurred by Subtenant. In the event that Subtenant shall not, within eight (8) calendar days following notice of the imposition of any such lien, cause the same to be released of record, Landlord and Sublandlord shall have, in addition to all other remedies provided herein and by law, the right, but not the obligation, to cause the same to be released by such means as it shall deem proper or as required by the Landlord under the Master Lease, including payment of the claim giving rise to such lien. All sums paid by Landlord or Sublandlord or both for such purpose, and all expenses incurred by them in connection therewith, shall be payable to Sublandlord by Subtenant on demand with interest at the Bank of America Prime Rate (or equivalent thereof) of interest plus five percent (5%) per annum, but in no event greater then the maximum rate of interest permitted by applicable law. Notwithstanding anything to the contrary in this Paragraph 18, Subtenant shall have the right to provide Sublandlord with a bond in the amount of the Lien in a form satisfactory to Sublandlord and to contest the Lien, in which event Sublandlord shall not be entitled to pay or discharge the Lien, provided the Lien is removed within sixty (60) calendar days from the date the Lien is filed.

19. ASSIGNMENT AND SUBLETTING.

    A.  Intentionally Deleted.

    B. Except as otherwise expressly provided in Paragraphs D, E and F below, Subtenant shall not assign, transfer, or hypothecate the leasehold estate under this Sublease, or any interest therein, and shall not sub-sublet the Sublease Premises, or any part thereof, or any right or privilege appurtenant thereto, or suffer any other person or entity to occupy or use the Sublease Premises, or any portion thereof, without, in each case, the prior written consent of Sublandlord which consent may be withheld in Sublandlord's sole discretion (and will be further subject to obtaining Landlord's written consent to the extent required under the Master Lease). Whether or not the consent of Sublandlord is required to any assignment, transfer, or sub-subletting Subtenant is required to pay when received to Sublandlord, as Additional Rent, one hundred percent (100%) of all excess rents and/or additional consideration (including any Management Fee) as and when collected by Subtenant from its assignees, transferees, or sub-subtenants to the extent in excess of the Rent payable by Subtenant to Sublandlord as allocable to the portion of the Sublease Premises being sub-subleased or assigned (collectively "Excess Rent", with Excess Rent to be calculated after deducting any Additional Rent or other payments or expenses being reasonably incurred by Subtenant under this Sublease or any items of additional rent payable by any sub-subtenants under any sub-sublease (and if a gross sub-sublease, after deducting the reasonable cost of such additional rent items to the extent included in the base rent under any such sub-sublease), including by way of example, any payments by Subtenant or any sub-subtenants relating to utility services, janitorial services, security services and the costs of taxes, insurance, maintenance and repair); provided, however, that before paying to Sublandlord the remainder of such Excess Rent, Subtenant shall first be entitled to recover from such Excess Rent the amount of any reasonable leasing commissions (not to exceed $100,000 as to any transaction) paid by Subtenant to third parties not affiliated with Subtenant, which leasing commission shall be amortized on a straight line basis (without interest) over the stated term of the sub-subletting and deducted on such amortized basis from the respective installments of Excess Rent otherwise payable to Sublandlord. Subtenant shall, by not less than twenty (20) calendar days written notice, advise Sublandlord of its intent to assign or transfer Subtenant's interest in the Sublease or to sub-sublet the Sublease Premises or any portion thereof for all or any part of the Term. Within twenty (20) calendar days after receipt of said written notice, Sublandlord may, by giving written notice to Subtenant of its election (i) as to an assignment, elect to terminate this Sublease and (ii) as to a proposed sub-sublease, elect to terminate this Sublease as to the portion of the Sublease Premises so proposed to be sub-subleased, with such termination to be effective as of the later of the date specified in Subtenant's notice for such proposed assignment or sub-sublease to take effect or the date by which Sublandlord is required to respond under this provision as to granting or withholding its consent. Sublandlord shall respond to any request for its consent to any assignment or sub-sublease within thirty (30) calendar days following written request therefore. In the event any proposed assignment or sub-sublease is approved by Sublandlord, no such permitted assignee or sub-sublessee shall assign or transfer this Sublease, either in whole or in part, or sub-sublet the whole or any part of the Sublease Premises, without also having obtained the prior written consent of Sublandlord unless such consent is not required pursuant to the provisions of Paragraphs D, E or F below (and will be further subject to obtaining Landlord's written consent to the extent required under the Master Lease). A consent of Sublandlord to one assignment, transfer, hypothecation, sub-subletting, occupation or use by any other person shall not release Subtenant from any of Subtenant's obligations hereunder or be deemed to be a consent to any subsequent similar or dissimilar assignment, transfer, hypothecation, sub-subletting, occupation or use by any other person. Any such assignment, transfer, hypothecation, sub-subletting, occupation or use without such consent shall be void and shall constitute a breach of this Sublease by Subtenant. Except as otherwise expressly provided to the contrary in this Sublease, the leasehold estate under this Sublease shall not, nor shall any interest therein, be assignable for any purpose by operation of law without the written consent of Sublandlord. As a condition to its consent, Sublandlord shall require Subtenant to pay all reasonable expenses incurred by Sublandlord or Landlord or both in connection with the assignment or sub-subletting, and Sublandlord shall require Subtenant's assignee or transferee to assume in writing all of the obligations under this Sublease thereafter accruing and for Subtenant to remain liable to Sublandlord under the Sublease. Any sub-subtenant from Subtenant shall only have the right to enter into a sub-sublease with Sublandlord's and Landlord's written approval.

    C. Notwithstanding the approval standard set forth in Paragraph B above, Sublandlord agrees that it shall not unreasonably withheld its consent to any proposed sub-sublease by Subtenant of a full floor (but not a partial floor) of the Sublease Premises to any third party otherwise reasonably acceptable to Sublandlord pursuant to a form of sub-sublease otherwise reasonably acceptable to Sublandlord, but (i) such does not affect the requirement to also obtain the prior consent of Landlord to the extent required by the provisions of the Master Lease and (ii) Sublandlord shall also have the termination right as to the Sublease with respect to the portion of the Sublease Premises proposed to be so sub-subleased as provided in Paragraph B above.

    D. Conditioned upon Sublandlord being provided by Subtenant with ten days prior written notice of each such sub-subletting together with a copy of the sub-sublease, Subtenant may, without the need for the prior written consent of Sublandlord to such sub-subletting, on up to five (5) occasions during the Term of this Sublease (but with never more than two such sub-sublettings being in effect concurrently), sub-sublet a portion of the Sublease Premises to any affiliate of Subtenant or to a company with which Subtenant has a material business relationship (an "Affiliate"). Any such sub-subletting to an Affiliate shall otherwise be on all of the terms and conditions of this Sublease, including the obligation to obtain any required consent of Landlord thereto and the obligation to pay to Sublandlord any Excess Rent, except that Sublandlord's right of recapture as set forth in Paragraph B above shall not apply.

    E. Conditioned upon Sublandlord being provided by Subtenant with ten days prior written notice of any such allowed co-occupancy, the requirement for Sublandlord's prior written consent is waived by Sublandlord as to Subtenant allowing up to ten thousand (10,000) square feet of space in the Sublease Premises to be shared with third parties with whom Subtenant has a business relationship ("Strategic Parties"), provided that: (a) no sub-sublease is executed and no rent is paid in connection with such use; (b) no additional partitioning or demising walls are to be built in connection with such use; and
(c) such use of the Sublease Premises by such Strategic Parties shall not significantly increase the foot traffic or wear and tear on the Sublease Premises.

    F. Conditioned upon Sublandlord being provided by Subtenant with ten days prior written notice of any such proposed assignment and reasonably appropriate information as to the financial condition of the contemplated assignee, the requirement for Sublandlord's prior written consent is waived by Sublandlord as to Subtenant assigning this Sublease to any entity into which Subtenant is merging or which entity will be acquiring all or substantially all of the assets of Subtenant (a "Permitted Successor"), provided that such Permitted Successor will have a net worth immediately thereafter equal to or greater than $43 million.

    G. Any assignment of this Sublease to a Permitted Successor, a sub-subletting of a portion of the Sublease Premises to an Affiliate or the use of a permitted portion of the Sublease Premises by a Strategic Party in compliance with the terms and conditions of this Sublease is herein referred to collectively as a "Permitted Transfer".

20.  SUBORDINATION AND MORTGAGES.

    A. In the event Landlord's or Sublandlord's title or leasehold interest is hereafter encumbered by a deed of trust upon the interest of Landlord or Sublandlord in the land and buildings upon which the Sublease Premises are located, to secure a loan from a lender (hereinafter referred to as "Lender") to Landlord or Sublandlord, Subtenant shall, at the request of Landlord, Sublandlord or Lender, execute in writing an agreement (in form reasonably acceptable to Lender), subordinating its rights under this Sublease (subject to customary nondisturbance protection in favor of Subtenant) to the lien of such deed of trust, or, if so requested, agreeing that the lien of Lender's deed of trust shall be or remain subject and subordinate to the rights of Subtenant under this Sublease. Notwithstanding any such subordination, Subtenant's possession under this Sublease shall not be disturbed if Subtenant is not in default beyond any applicable cure period and so long as Subtenant shall pay all Rent and observe and perform all of the provisions set forth in this Sublease, and any subordination agreement shall reflect the agreement of the Lender to the same and the Lender's agreement upon any foreclosure to recognize this Sublease.

    B. Subtenant hereby agrees that Subtenant shall not encumber or pledge (in any manner whatsoever) its leasehold interest in the Sublease Premises, including the Interior Improvements and/or Subtenant's equipment.

21. ENTRY BY LANDLORD. Sublandlord reserves for itself and for Landlord, and shall at all reasonable times after at least twenty four (24) hours notice (except in emergencies or in case Landlord exercises its right of entry under the Master Lease) have, together with Landlord, the right to enter the Sublease Premises to inspect them; to perform any services to be provided by Landlord or Sublandlord hereunder; to make repairs or provide any services to a contiguous tenant(s) (if any); to submit the

Sublease Premises to prospective purchasers, mortgagees or tenants; to post notices of non-responsibility; and to alter, improve or repair the Sublease Premises or other parts of the Building and any portion of the Complex, all without abatement of Rent, and may erect scaffolding and other necessary structures in or through the Sublease Premises where reasonably required by the character of the work to be performed; provided, however that the business of Subtenant shall be interfered with to the least extent that is reasonably practical. Any entry to the Sublease Premises by Landlord or Sublandlord for the purposes provided for herein shall not under any circumstances be construed or deemed to be a forcible or unlawful entry into or a detainer of the Sublease Premises or an eviction, actual or constructive, of Subtenant from the Sublease Premises or any portion thereof.

22. BANKRUPTCY AND DEFAULT.

    A. Default: The commencement of a bankruptcy action or liquidation action or reorganization in bankruptcy action or insolvency action or an assignment of or by Subtenant for the benefit of creditors, or any similar action undertaken by Subtenant, or the insolvency of Subtenant, shall, at Sublandlord's option, constitute a breach of this Sublease by Subtenant. If the trustee or receiver appointed to serve during a bankruptcy, liquidation, reorganization, insolvency or similar action elects to reject Subtenant's unexpired Sublease, the trustee or receiver shall notify Sublandlord in writing of its election within thirty
(30) calendar days after any order for relief in any liquidation action or within thirty (30) calendar days after the commencement of any action.

         Within thirty (30) calendar days after the court approval of the assumption of this Sublease, the trustee or receiver shall cure (or provide adequate assurance to the reasonable satisfaction of Sublandlord that the trustee or receiver shall cure) any and all previous defaults under the unexpired Sublease and shall compensate Sublandlord for all actual pecuniary loss and shall provide adequate assurance of future performance under said Sublease to the reasonable satisfaction of Sublandlord. Adequate assurance of future performance, as used herein, includes, but shall not be limited to: (i) assurance of source and payment of Rent, and other consideration due under this Sublease; and (ii) assurance that the assumption or assignment of this Sublease will not breach any provision in any agreement relating to the above described Sublease Premises.

         Nothing contained in this Paragraph shall affect the exercising of any right of Sublandlord to refuse to accept an assignment upon commencement or in connection with a bankruptcy, liquidation, reorganization or insolvency action or an assignment of Subtenant for the benefit of creditors or other similar act. Nothing contained in this Sublease shall be construed as giving or granting or creating an equity in the Sublease Premises to Subtenant. In no event shall the leasehold estate under this Sublease, or any interest therein, be assigned by voluntary or involuntary bankruptcy proceeding without the prior written consent of Sublandlord and, if required by the provisions of the Master Lease, Landlord. In no event shall this Sublease or any rights or privileges hereunder be an asset of Subtenant under any bankruptcy, insolvency or reorganization proceedings.

         The failure of Subtenant to perform or honor any covenant, condition or representation made under this Sublease shall constitute a default hereunder by Subtenant upon expiration of the appropriate grace period hereinafter provided. Subtenant shall have a period of five (5) calendar days following the date of written notice from Sublandlord within which to cure any default in the payment of Rent when otherwise due hereunder. Subtenant shall have a period of fifteen (15) calendar days following the date of written notice from Sublandlord within which to cure any other default by Subtenant under this Sublease; provided, however, that if the nature of Subtenant's failure is such that more than fifteen (15) calendar days is reasonably required to cure the same, Subtenant shall not be in default so long as Subtenant commences performance within such fifteen (15) calendar day period and thereafter prosecutes the same to completion, provided that in no event shall the cure period of Subtenant hereunder exceed the respective cure period afforded to Sublandlord under the Master Lease. Upon an uncured default of this Sublease by Subtenant, Sublandlord shall have the following rights and remedies in addition to any other rights or remedies available to Sublandlord at law or in equity:

         (a)  The rights and remedies provided for by California Civil Code
Section 1951.2 including but not limited to, recovery of the worth at the time of award of the amount by which the unpaid Rent for the balance of the Term after the time of award exceeds the amount of rental loss for the same period that Subtenant proves could be reasonably avoided, as computed pursuant to subsection (b) of said Section 1951.2.

         (b) The rights and remedies provided by California Civil Code Section 1951.4 which allows Sublandlord to continue the Sublease in effect and to enforce all of its rights and remedies under this Sublease, including the right to recover Rent as it becomes due, for so long as Sublandlord does not terminate Subtenant's right to possession; acts of maintenance or preservation, efforts to relet the Sublease Premises, or the appointment of a receiver upon Sublandlord's initiative to protect its interest under this Sublease shall not constitute a termination of Subtenant's right to possession.

         (c) The right to terminate this Sublease by giving notice to Subtenant in accordance with applicable law.

         (d) To the extent provided by law, the right and power to enter the Sublease Premises and remove therefrom all persons and property, to store such property in a public warehouse or elsewhere at the cost of and for the account of Subtenant, and to sell such property and apply such proceeds therefrom pursuant to applicable California law. Sublandlord may from time to time sublet the Sublease Premises or any part thereof for such term or terms (which may extend beyond the Term) and at such

Rent and such other terms as Sublandlord in its reasonable sole discretion may deem advisable, with the right to make alterations and repairs to the Sublease Premises. Upon each subletting, (i) Subtenant shall be immediately liable to pay Sublandlord, in addition to any other indebtedness other than Rent due from Subtenant to Sublandlord hereunder, the reasonable cost of such subletting (to the extent allocable to the remaining Term), including, but not limited to, reasonable attorneys' fees, and any real estate commissions actually paid, and the cost of such reasonable alterations and repairs incurred by Sublandlord and the amount, if any, by which the Rent hereunder allocable to the subleased premises for the period of such subletting (to the extent such period does not exceed the Term) exceeds the amount to be paid as Rent by the subtenant for the subleased premises for such period or (ii) at the option of Sublandlord, rents received from such subletting shall be applied first to payment of indebtedness other than Rent due hereunder from Subtenant to Sublandlord; second, to the payment of any costs of such subletting and of such alterations and repairs; third, to payment of Rent due and unpaid hereunder; and the residue, if any, shall be held by Sublandlord and applied in payment of future Rent as the same becomes due hereunder. If Subtenant has been credited with any Rent to be received by such subletting under option (i) and such Rent shall not be promptly paid to Sublandlord by the subtenant(s), or if such rentals received from such subletting under option (ii) during any month be less than that to be paid during the month by Subtenant hereunder, Subtenant shall pay any such deficiency to Sublandlord. Such deficiency shall be calculated and paid monthly. No taking possession of the Sublease Premises by Sublandlord shall be construed as an election on its part to terminate this Sublease unless a written notice of such intention be given to Subtenant. Notwithstanding any such subletting without termination, Sublandlord may at any time thereafter elect to terminate this Sublease for such then uncured previous default.

         (e) The right to have a receiver appointed for Subtenant upon application by Sublandlord in accordance with applicable laws, to take possession of the Sublease Premises and to apply any rental collected from the Sublease Premises and to exercise all other rights and remedies granted to Sublandlord pursuant to this Paragraph 22.

    B.  Intentionally Deleted.

23. ABANDONMENT. Subtenant shall not vacate or abandon the Sublease Premises at any time during the Term (except that Subtenant may vacate so long as it pays Rent, provides a security service to check the Sublease Premises during normal business hours from Monday to Friday, and otherwise performs its obligations hereunder) and if Subtenant shall abandon, vacate or surrender said Sublease Premises, or be dispossessed by the process of law, or otherwise, any personal property belonging to Subtenant and left on the Sublease Premises shall be deemed to be abandoned, at the option of Sublandlord.

24. HAZARDOUS MATERIALS. Sublandlord and Subtenant agree as follows with respect to the existence or use of "Hazardous Materials" (as defined herein) on, in, under or about the Sublease Premises and the real property located beneath said Sublease Premises and the Common Area (hereinafter collectively referred to as the "Property"):

    A. As used herein, the term "Hazardous Materials" shall mean any material, waste, chemical, mixture or byproduct which is or hereafter is defined, listed or designated under Environmental Laws (defined below) as a pollutant, or as a contaminant, or as a toxic or hazardous substance, waste or material, or any other hazardous, toxic, biohazardous, or radioactive material, waste, chemical, mixture or byproduct, or which is listed, regulated or restricted by any Environmental Law (including, without limitation, petroleum hydrocarbons or any distillates or derivatives or fractions thereof, polychlorinated biphenyls, or asbestos). As used herein, the term "Environmental Laws" shall mean any applicable Federal, State of California or local government law (including common law), statute, regulation, rule, ordinance, permit, license, order, requirement, agreement, or approval, or any determination, judgment, directive, or order of any executive or judicial authority at any level of Federal, State of California or local government (whether now existing or subsequently adopted or promulgated) relating to pollution or the protection of the environment, ecology, natural resources, or public health and safety.

    B. Subtenant shall obtain Sublandlord's written consent, which may be withheld in Sublandlord's sole discretion (and shall be additionally subject to Landlord's right of review and consent under the Master Lease), prior to the occurrence of any Subtenant's Hazardous Materials Activities (defined below); provided, however, that Sublandlord's consent shall not be required for normal use in compliance with applicable Environmental Laws of customary cleaning, household and office supplies, such as mild cleaners and other common janitorial supplies, lubricants and copier toner and personal use items, such as cigarettes and/or medicines. As used herein, the term "Subtenant's Hazardous Materials Activities" shall mean any and all use, handling, generation, storage, disposal, treatment, transportation, discharge, or emission of any Hazardous Materials on, in, beneath, to, from, at or about the Property, in connection with Subtenant's use of the Property, or by Subtenant or by any of Subtenant's agents, employees, contractors, vendors, invitees, visitors or its future subtenants or assignees. Subtenant agrees that any and all Subtenant's Hazardous Materials Activities shall be conducted in strict, full compliance with applicable Environmental Laws at Subtenant's expense, and shall not result in any contamination of the Property or the environment. Subtenant agrees to provide Sublandlord with prompt written notice of any spill or release of Hazardous Materials at the Sublease Premises during the term of the Sublease of which Subtenant becomes aware (and of any spill or release of Hazardous Materials anywhere at the Property if the spill or release is caused by Subtenant or by any of Subtenant's agents, employees, contractors, vendors, invitees, visitors or its future subtenants or assignees), and further agrees to provide

Sublandlord with prompt written notice of any material violation of Environmental Laws in connection with Subtenant's Hazardous Materials Activities of which Subtenant becomes aware. If Subtenant's Hazardous Materials Activities involve Hazardous Materials other than normal use of customary cleaning, household and office supplies and personal use items, Subtenant also agrees at Subtenant's expense: (i) to install such Hazardous Materials monitoring, storage and containment devices as required by the governing agencies associated with any Subtenant's Hazardous Materials Activities or otherwise specifically required by any governing agency of Subtenant; (ii) provide Sublandlord with a written inventory of such Hazardous Materials (other than customary cleaning, household and office supplies and personal use items), including an update of same each year upon the anniversary date of the Sublease Commencement Date ("Anniversary Date"); and (iii) on each Anniversary Date, retain a qualified environmental consultant, reasonably acceptable to Sublandlord, to evaluate whether Subtenant is in compliance with all applicable Environmental Laws with respect to Subtenant's Hazardous Materials Activities (with Subtenant, at its expense, to submit to Sublandlord a report from such environmental consultant which discusses the environmental consultant's findings within two (2) months following the respective Anniversary Date). Subtenant, at its expense, shall promptly undertake and complete any and all steps necessary, and in full compliance with applicable Environmental Laws, to fully correct any and all problems or deficiencies identified by the environmental consultant relating to Subtenant's Hazardous Materials Activities, and promptly provide Sublandlord with documentation of all such corrections.

     C. Prior to termination or expiration of the Sublease, Subtenant, at its expense, shall (i) properly remove from the Property all Hazardous Materials which came to be located at the Property as a result of Subtenant's Hazardous Materials Activities, and (ii) fully comply with and complete all facility closure requirements of applicable Environmental Laws regarding Subtenant's Hazardous Materials Activities, including but not limited to (x) properly restoring and repairing the Property to the extent damaged by such closure activities, and (y) if applicable, obtaining from the local Fire Department or other appropriate governmental authority with jurisdiction a written concurrence that closure has been completed in compliance with applicable Environmental Laws. Subtenant shall promptly provide Sublandlord with copies of all claims, notices, work plans, data and reports prepared, received or submitted in connection with any such closure activities.

    D. If either Landlord or Sublandlord, in its reasonable discretion, believes that the Property has become contaminated as a result of Subtenant's Hazardous Materials Activities, either Sublandlord or Landlord or both, in addition to any other rights they may have under the Master Lease, this Sublease or under Environmental Laws or other laws, may enter upon the Property and conduct inspection, sampling and analysis, including but not limited to obtaining and analyzing samples of soil and groundwater, for the purpose of determining the nature and extent of such contamination. Subtenant shall promptly reimburse Landlord or Sublandlord or both (as applicable) for the costs of such an investigation, including but not limited to reasonable attorneys' fees, Landlord, or Sublandlord or both, incur with respect to any such investigation that discloses Hazardous Materials contamination for which Subtenant is liable under this Sublease. Subtenant shall not perform any invasive sampling, testing, or drilling to identify the presence of any Hazardous Materials at the Property without Sublandlord's prior written consent and also obtaining any Landlord's consent required under the Master Lease. Subtenant shall promptly provide Sublandlord with copies of any claims, notices, work plans, data and reports prepared, received or submitted in connection with any sampling, testing or drilling performed pursuant to the preceding sentence.

    E. Subtenant shall indemnify, defend (with legal counsel acceptable to Sublandlord or Landlord or both, as applicable, whose consent to counsel shall not unreasonably be withheld by Sublandlord, subject to Landlord's consent rights under the Master Lease) and hold harmless Sublandlord and Landlord, their employees, assigns, successors, members, and agents from and against any and all claims (including, but not limited to, third party claims from a private party or a government authority), liabilities, obligations, losses, causes of action, demands, governmental proceedings or directives, fines, penalties, expenses, costs (including but not limited to reasonable attorneys', consultants' and other experts' fees and costs), and damages, which arise from or relate to: (i) Subtenant's Hazardous Materials Activities; (ii) any Hazardous Materials contamination caused by Subtenant prior to the Sublease Commencement Date; or
(iii) the breach of any obligation of Subtenant under this Paragraph 24 (collectively, "Subtenant's Environmental Indemnification"). Subtenant's Environmental Indemnification shall include but is not limited to the obligation to promptly and fully reimburse Sublandlord and Landlord (as applicable) for losses in or reductions to rental income, and diminution in fair market value of the Property caused by or resulting from any such indemnified matter. Subtenant's Environmental Indemnification shall further include but is not limited to the obligation to diligently and properly implement to completion, at Subtenant's expense, any and all environmental investigation, removal, remediation, monitoring, reporting, closure activities, or other environmental response action (collectively, "Response Actions") associated with any such indemnified matter. Subtenant shall promptly provide Sublandlord (and, if requested by Sublandlord, Landlord) with copies of any claims, notices, work plans, data and reports prepared, received or submitted in connection with any Response Actions.

    F. It is agreed that the Subtenant's responsibilities related to Hazardous Materials will survive the expiration or termination of this Sublease and that Landlord or Sublandlord or both may obtain specific performance of Subtenant's responsibilities under this Paragraph 24. It is further acknowledged by the Parties that Exhibit E to the Master Lease reflects certain Hazardous Materials that Sublandlord and its environmental consultants, during their earlier analysis, inspection and testing of the Complex and certain adjacent property, determined existed on or about the Complex ("Existing Contamination"). The Parties agree that notwithstanding anything to the contrary in this Sublease, Subtenant's Environmental Indemnification shall not extend to, and Subtenant shall have no responsibility, liability or indemnification obligation to Landlord or Sublandlord under this Sublease or at law for, any Hazardous Materials present in, on, under or about the Complex or any adjacent property as of the date of this Sublease Agreement or for any Hazardous Materials in groundwater that may hereafter migrate to or under the Complex, including any such Existing Contamination (including, but not limited to, in the event of any release of any such Existing Contamination or any migration of any such Existing Contamination onto or off of the Complex), except to the extent, and then only to the extent, to which Subtenant may contribute to any such Existing Contamination or may cause any such Existing Contamination to be released or migrate.

25. DESTRUCTION. In the event the Sublease Premises and/or Common Area is destroyed in whole or in part from any cause, except for routine maintenance and repairs and incidental damage and from destruction caused from vandalism and accidents for which Subtenant is responsible under Paragraph 9, neither Sublandlord nor Subtenant shall have the right to terminate this Sublease except upon the occurrence of limited circumstances provided hereinbelow, and Sublandlord shall be obligated to rebuild or restore the Sublease Premises and/or Common Area so damaged or destroyed to its condition prior to the damage or destruction at Sublandlord's sole cost and expense, with the exception that Subtenant shall be solely responsible for all or such portion of the deductible amount of any insurance coverage as is then reasonably allocable to the rebuilding or restoration of the Sublease Premises under the insurance policies then being carried by Sublandlord pursuant to Paragraph 15 hereof. In the event any other portion of the Complex is damaged or destroyed (such as either of the other two buildings in the Complex), Sublandlord shall not be obligated hereunder to rebuild or restore the same, but shall be obligated to cause such other portion of the Complex to be restored to a safe and aesthetically pleasing condition.

     Subtenant shall be entitled to a reduction in Rent after the occurrence of such damage and while such rebuilding or restoration is being made in the proportion that the area of the Sublease Premises rendered untenantable by such damage or destruction bears to the total area of the Sublease Premises. Sublandlord shall within thirty (30) days after the occurrence of such damage or destruction, provide Subtenant with Sublandlord's (or Landlord's) contractor's estimate of the time required to complete the rebuilding or restoration of the Sublease Premises or the Common Area. If it is reasonably estimated by Sublandlord's (or Landlord's) contractor that the rebuilding or restoration will exceed four (4) months following the date of the occurrence of such damage or destruction, then either Sublandlord or Subtenant shall have the right to terminate this Sublease by giving written notice to the other within fifteen (15) days following receipt of Sublandlord's estimated time to rebuild or restore the Sublease Premises and/or the Common Area. Notwithstanding anything herein to the contrary, Sublandlord's obligation to rebuild or restore the Sublease Premises shall be limited to the Tenant Improvements as described in the plans listed in Exhibit C and shall expressly
                                                 ---------
exclude any restoration of (i) any alterations or additions made by Subtenant to the Sublease Premises or (ii) any Subtenant's trade fixtures, equipment, inventory or merchandise, the responsibility for which shall be upon Subtenant.

    Notwithstanding the foregoing, (a) in the event that all or any portion of the Sublease Premises and/or the Common Area is damaged or destroyed within the final six (6) months of the Term of this Sublease to such an extent that Subtenant cannot reasonably use the Sublease Premises for its intended purpose, then either Sublandlord or Subtenant shall have the right to terminate this Sublease, to be exercised by written notice to the other, delivered, if at all, within thirty (30) days following the date of such damage or destruction.

    If Sublandlord elects to terminate this Sublease as provided herein versus rebuilding and/or restoring said damage or destruction as provided for herein, Subtenant shall not be liable for paying any insurance deductible related to the repair of such damage or destruction provided Subtenant did not cause such damage or destruction; if Subtenant elects to terminate this Sublease as provided herein, Subtenant shall be obligated to pay any insurance deductible related to the repair of the Sublease Premises; and if this Sublease is not terminated, Subtenant shall be obligated to pay any insurance deductible related to the repair of the Sublease Premises.

    Unless this Sublease is terminated pursuant to the foregoing provisions, this Sublease shall remain in full force and effect. The Parties hereby expressly waive the provisions of Section 1932, Subdivision 2, and Section 1933, Subdivision 4 of the California Civil Code.

    In the event Landlord rather than Sublandlord is obligated to repair any particular damage or destruction under the provisions of the Master Lease, then Sublandlord's obligation as to repairing such damage or destruction shall be limited as provided under the last sentence of Paragraph 5.

26. EMINENT DOMAIN. If all or any part of the Sublease Premises shall be taken by any public or quasi-public authority under the power of eminent domain or conveyance in lieu thereof, this Sublease shall terminate as to any portion of the Sublease Premises so taken or conveyed on the date when title vests in the condemner, Landlord and Sublandlord shall be entitled to any and all payment, income, rent, award, or any interest therein whatsoever which may be paid or made in connection with such taking or conveyance, and Subtenant shall have no claim against Landlord or Sublandlord or otherwise for the value of any unexpired Term. Notwithstanding the foregoing sentence, any compensation specifically awarded Subtenant for loss of business (including severance damages associated with Subtenant's other business activities), Subtenant's trade fixtures, personal property, moving costs or loss of goodwill, shall be and remain the property of Subtenant.

    If (A) (i) any action or proceeding is commenced for the taking of the Sublease Premises or any material part thereof, or if Landlord or Sublandlord is advised in writing by any entity or body having the right or power of condemnation of its intention to condemn the Sublease Premises or any material part thereof, or (ii) any of the foregoing events occur with respect to the taking of any material portion of the Common Area which make it impractical for Sublandlord to continue to lease the Sublease Premises to Subtenant with reasonable Common Area amenities, and (B) Landlord or Sublandlord shall decide to discontinue the use and operation of the Building, or decide to demolish or materially redesign and rebuild the Building, then, in any of such events Sublandlord shall have the right to terminate this Sublease by giving Subtenant written notice thereof and this Sublease shall then terminate on the date preceding the date of conveyance.

    In the event of such a partial taking or conveyance of the Sublease Premises, if the portion of the Sublease Premises taken or conveyed is so substantial that the Subtenant can no longer reasonably conduct its business, Subtenant shall have the privilege of terminating this Sublease within sixty
(60) calendar days following the date of such taking or conveyance, upon written notice to the Sublandlord of its intention so to do, and upon giving of such notice this Sublease shall terminate on the last day of the calendar month next following the month in which such notice is given, upon payment by Subtenant of the Rent (apportioned in such manner as provided in the following paragraph) from the date of such taking or conveyance to the date of termination.

    If a portion of the Sublease Premises and/or Complex be taken by condemnation or conveyance in lieu thereof and neither Sublandlord nor Subtenant shall terminate this Sublease as provided herein, this Sublease shall continue in full force and effect as to the part of the Sublease Premises not so taken or conveyed and the recipient of the award shall restore the Sublease Premises and/or Complex to the extent reasonably practicable, and the Rent herein shall be apportioned as of the date of such taking or conveyance so that thereafter the Rent to be paid by Subtenant shall be in the ratio that the area of the portion of the Sublease Premises not so taken or conveyed bears to the total area of the Sublease Premises prior to such taking.

27. SALE OR CONVEYANCE BY SUBLANDLORD. In the event of a sale or conveyance of the interest of Sublandlord in this Sublease, upon written assumption by the successor in interest of the obligations and liabilities under this Sublease, the transferor shall thereby be released from any then current and any further liability upon any of the terms, covenants or conditions (express or implied) herein contained in favor of Subtenant, and in such event, insofar as such transfer is concerned, Subtenant agrees to look solely to the responsibility of the successor in interest of such transferor in and to the Sublease Premises and this Sublease. This Sublease shall not be affected by any such sale or conveyance, and Subtenant agrees to attorn to the successor in interest of such transferor.

28. ATTORNMENT TO LENDER OR THIRD PARTY. In the event the interest of Sublandlord in this Sublease is encumbered by a deed of trust or other financing instrument, and such interest is acquired by the Lender or any third party through judicial foreclosure or by exercise of a power of sale at private trustee's foreclosure sale, Subtenant hereby agrees to attorn to the purchaser at any such judicial foreclosure or foreclosure sale and to recognize such purchaser as the Sublandlord under this Sublease. In the event the lien of the deed of trust securing the loan from a Lender to Sublandlord is prior and paramount to this Sublease, this Sublease shall nonetheless continue in full force and effect for the remainder of the unexpired Term, at the same Rental herein reserved and upon all the other terms, conditions and covenants herein contained.

29. HOLDING OVER. Any holding over by Subtenant after expiration or other termination of the Term with the written consent of Sublandlord delivered to Subtenant shall not constitute a renewal or extension of the Sublease or give Subtenant any rights in or to the Sublease Premises except as expressly provided in this Sublease. Any holding over after the expiration or other termination of the Term, with the consent of Sublandlord, shall be construed to be a tenancy from month to month, on the same terms and conditions herein specified insofar as applicable except that the monthly Basic Rent shall be increased to an amount equal to one hundred fifty (150%) percent of the monthly Basic Rent required during the last month of the Term.

30. CERTIFICATE OF ESTOPPEL. Subtenant and/or Sublandlord shall at any time upon not less than ten (10) calendar days prior written notice from the other Party execute, acknowledge and deliver to the requesting Party a statement in writing (i) certifying that this Sublease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Sublease, as so modified, is in full force and effect) and the date to which the Rent and other charges are paid in advance, if any, and (ii) acknowledging that there are not, to the Party's knowledge, any uncured defaults on the part of the requesting Party hereunder, or specifying such defaults, if any, are claimed. Any such statement may be conclusively relied upon by any prospective purchaser or encumbrancer of the Sublease Premises, or any assignee or subtenant of the Sublease Premises. A requested Party's failure to deliver such statement within such time shall be conclusive upon the requested Party that this Sublease is in full force and effect, without modification except as may be represented by the requesting Party; that there are no uncured defaults in the requesting Party's performance, and that not more than one month's Rent has been paid in advance. Sublandlord and Subtenant further agree to appropriately and timely respond to the respective reasonable inquiries of the auditors of the other Party, but such response shall be limited to the respective knowledge of the responding Party.

31. RELATIONSHIP TO MASTER LEASE. This Sublease is subject to all of the terms and conditions of the Master Lease. Subtenant hereby agrees to be bound by and observe for the benefit of Landlord and Sublandlord, each and all of the conditions and restrictions to be observed by Sublandlord, as Tenant, under the Master Lease. Without limiting the foregoing, Subtenant shall not commit or permit to be committed on the Sublease Premises any act or omission which shall violate any term, covenant or condition of the Master Lease. Any default notice or other notice of any obligation (including any billing or invoice for any Subtenant's Rent or any other expense or charge falling due under this Sublease) from Landlord which is received by Subtenant (whether directly or as a result of being forwarded by Sublandlord to Subtenant) shall constitute such notice from Sublandlord to Subtenant under this Sublease without the need for any additional notice from Sublandlord. This Sublease is and shall be at all times subject and subordinate to the Master Lease, including all rights of Landlord thereunder. Without limiting the generality of the foregoing, in the event of termination of Sublandlord's interest under the Master Lease for any reason (including, without limitation, upon the occurrence of any casualty or condemnation pertaining to the Sublease Premises), this Sublease shall terminate coincidentally therewith without any liability of Sublandlord to Subtenant (except as may be otherwise provided in Paragraph 2.A above).

32. RIGHT OF LANDLORD TO PERFORM. All terms, covenants and conditions of this Sublease to be performed or observed by Subtenant shall be performed or observed by Subtenant at Subtenant's sole cost and expense and without any reduction of Rent. If Subtenant shall fail to pay any sum of money, or other Rent, required to be paid by it hereunder or shall fail to perform any other term or covenant hereunder on its part to be performed, and such failure shall continue for fifteen (15) calendar days after written notice thereof by Sublandlord or Landlord, Sublandlord or Landlord, without waiving or releasing Subtenant from any obligation of Subtenant hereunder, may, but shall not be obliged to, make any such payment or perform any such other term or covenant on Subtenant's part to be performed. All sums so paid by Sublandlord or Landlord and all necessary costs of such performance by Sublandlord or Landlord together with interest thereon at the Interest Rate, but in no event greater then the maximum rate of interest permitted by applicable law, from the date of such payment or performance by Sublandlord or

Landlord, shall be paid (and Subtenant covenants to make such payment) to Sublandlord or Landlord, as applicable, within ten (10) business days after demand by Sublandlord or Landlord, and Sublandlord or Landlord shall have (in addition to any other right or remedy of Sublandlord or Landlord) the same rights and remedies in the event of nonpayment by Subtenant as in the case of failure by Subtenant in the payment of Rent hereunder.

33. ATTORNEYS' FEES.

       A. In the event that either Sublandlord or Subtenant should bring suit for the possession of the Sublease Premises, for the recovery of any sum due under this Sublease, or because of the breach of any provision of this Sublease, or for any other relief against the other Party hereunder, then all costs and expenses, including reasonable attorneys' fees, incurred by the prevailing Party therein shall be paid by the other Party, which obligation on the part of the other Party shall be deemed to have accrued on the date of the commencement of such action and shall be enforceable whether or not the action is prosecuted to judgment.

       B. In addition to any other rights of Landlord or Sublandlord under this Sublease to defense or indemnification by Subtenant, should Landlord or Sublandlord be named by a third party as a defendant in any suit brought by such third party principally against Subtenant in connection with or arising out of Subtenant's alleged improper or tortious conduct associated with the Sublease Premises or the Complex, Subtenant shall pay to Sublandlord Sublandlord's or Landlord's (to the full extent applicable) reasonable costs and expenses incurred in such suit, including reasonable attorney's fees (but Sublandlord agrees to cooperate with Subtenant in Subtenant's efforts to provide a joint defense to such suit or otherwise to minimize the costs of such defense or the settlement of such suit.)

34. WAIVER. The waiver by either Party or by Landlord of any other Party's failure to perform or observe any term, covenant or condition herein contained to be performed or observed by such waiving Party shall not be deemed to be a waiver of such term, covenant or condition or of any subsequent failure of the Party failing to perform or observe the same or any other such term, covenant or condition therein contained, and no custom or practice which may develop between the Parties hereto during the Term shall be deemed a waiver of, or in any way affect, the right of either Party to insist upon performance and observance by the other Party in strict accordance with the terms hereof.

35. NOTICES. All notices, demands, requests, advices or designations which may be or are required to be given by either Party to the other hereunder shall be in writing. All notices, demands, requests, advices or designations by Sublandlord to Subtenant shall be sufficiently given, made or delivered if personally delivered to or sent to Subtenant by United States certified or registered mail, postage prepaid or by a reputable same day or overnight courier service addressed to Subtenant: (i) prior to the later of the Sublease Commencement Date or Subtenant's actual occupancy of the Sublease Premises, at 167-2nd Avenue, San Mateo, California 94401, Attention: Chief Financial Officer (and an additional copy shall be sent to Subtenant at 167-2nd Avenue, San Mateo, California 94401,
Attention: Legal Department) and (ii) after the later of the Sublease Commencement Date or Subtenant's actual occupancy of the Sublease Premises, at 2000 Charleston Road, Mountain View, California 94039, Attention: Chief Financial Officer (and an additional copy shall be sent to Subtenant at 2000 Charleston Road, Mountain View, California 94039, Attention: Legal Department). All notices, demands, requests, advices or designations by Subtenant to Sublandlord shall be sufficiently given, made or delivered if personally delivered to or sent to Sublandlord by United States certified or registered mail, postage prepaid, or by a reputable same day or overnight courier service addressed to Sublandlord at its offices at 1900 Charleston Road, Mountain View, California 94039, Attn: Manager Corporate Real Estate (and an additional copy shall be sent to Sublandlord at 1900 Charleston Road, Mountain View, California 94039, Attention: Executive Vice President and General Counsel). All notices, demands, requests, advices or designations by either Party to Landlord shall be sufficiently given, made or delivered if personally delivered to or sent to Landlord by United States certified or registered mail, postage prepaid, or by a reputable same day or overnight courier service addressed to Landlord at its offices at c/o Peery/Arrillaga, 2560 Mission College Blvd., Suite 101, Santa Clara, CA 95054 Attn: Richard T. Peery.

    Each notice, request, demand, advice or designation referred to in this Paragraph shall be deemed received on the date of receipt or refusal to accept receipt at the address so provided for notices if sent in the manner herein provided, as the case may be. Either Party shall have the right, upon ten (10) calendar days written notice to the other, to change its address for notices as provided herein; however, Sublandlord shall send Subtenant notices to only one address (provided that in the event of a notice of default, Sublandlord will provide an additional copy of such notice of default to such one additional addressee as may be duly notified by Subtenant to Sublandlord in accordance with the provisions of this Sublease).

36. EXAMINATION OF LEASE. Submission of this instrument for examination or signature by either Subtenant or Sublandlord does not constitute a reservation of or option for a Sublease, and this instrument is not effective as a sublease or otherwise until its execution and delivery by both Sublandlord and Subtenant.

37. DEFAULT BY LANDLORD. Sublandlord shall not be in default unless Sublandlord fails to perform obligations required of Sublandlord within a reasonable time, but in no event earlier than thirty (30) calendar days after written notice by Subtenant to Sublandlord and to the holder of any first mortgage or deed of trust or other financing instrument encumbering the interest of Sublandlord in this Sublease whose name and address shall have theretofore been furnished to Subtenant in writing, specifying wherein Sublandlord has failed to perform such obligations; provided, however, that if the nature of Sublandlord's obligations is such that more than thirty (30) calendar days are required for performance, then Sublandlord shall not be in default if Sublandlord commences performance within such thirty (30) calendar day period and thereafter diligently prosecutes the same to completion.

38. CORPORATE AUTHORITY. Each individual executing this Sublease on behalf of Subtenant or Sublandlord represents and warrants that he or she is duly authorized to execute and deliver this Sublease on behalf of said corporation in accordance with the by-laws of said corporation and that this Sublease is binding upon said corporation in accordance with its terms. Subtenant shall, within five (5) calendar days after execution of this Sublease, deliver to Sublandlord a certified copy of the resolution of the Board of Directors of said corporation authorizing or ratifying the specific execution of this Sublease by the individual executing said Sublease. In lieu of said corporate resolution, Subtenant may, at Subtenant's option, provide Sublandlord with an outside legal opinion stating that the parties executing this Sublease on behalf of Subtenant are authorized to do so by the Board of Directors.

39. LIMITATION OF LIABILITY. In consideration of the benefits accruing hereunder, Subtenant and all successors and assigns to Subtenant as respects Subtenant's interest under this Sublease, covenant and agree that, in the event of any actual or alleged failure, breach or default hereunder by Sublandlord or by Landlord under the Master Lease:

    A. the sole and exclusive remedy against Landlord shall be against Landlord's interest in the Building;

    B. no officer, director, shareholder, constituent member or partner of Sublandlord or Landlord (as applicable) shall be sued or named as a party in any suit or action (except as may be necessary to secure jurisdiction of the limited liability company or partnership);

    C. no service of process shall be made against any officer, director, shareholder, constituent member or partner of Sublandlord or Landlord (as applicable) (except as may be necessary to secure jurisdiction of the limited liability company or partnership);

    D. no officer, director, shareholder, constituent member or partner of Sublandlord or Landlord (as applicable) shall be required to answer or otherwise plead to any service of process;

    E. no judgment will be taken against any officer, director, shareholder, constituent member or partner of Sublandlord or Landlord (as applicable);

    F. any judgment taken against any officer, director, shareholder, constituent member or partner of Sublandlord or Landlord (as applicable) may be vacated and set aside at any time without hearing;

    G. no writ of execution will ever be levied against the assets of any officer, director, shareholder, constituent member or partner of Sublandlord or Landlord (as applicable); and

    H. these covenants and agreements are enforceable by Sublandlord and Landlord and also by any officer, director, shareholder, constituent member or partner of Sublandlord or Landlord.

    Subtenant agrees that each of the foregoing covenants and agreements shall be applicable to any covenant or agreement either expressly contained in this Sublease or imposed by statute or at common law with respect to this Sublease.

40. SIGNS. No sign, placard, picture, advertisement, name or notice shall be inscribed, displayed or printed or affixed on or to any part of the outside of the Sublease Premises or any exterior windows of the Sublease Premises without the written consent of Sublandlord (and the consent of Landlord if required by the provisions of the Master Lease) first had and obtained and Sublandlord shall have the right, if Subtenant shall fail to have obtained such consent, to remove any such sign, placard, picture, advertisement, name or notice to and at the expense of Subtenant. If Subtenant is allowed to print or affix or in any way place a sign in, on, or about the Sublease Premises, upon expiration or other sooner termination of this Sublease, Subtenant at Subtenant's sole cost and expense shall both remove such sign and repair all damage in such a manner as to restore all aspects of the appearance of the Sublease Premises to the condition prior to the placement of said sign.

    All approved signs or lettering on any outside doors or walls of the Building shall be printed, painted, affixed or inscribed at the expense of Subtenant by a person approved of by Sublandlord or Landlord.

    Subtenant shall not place anything or allow anything to be placed near the glass of any window, door partition or wall which may appear unsightly from outside the Sublease Premises.

    Subject to obtaining Sublandlord's prior approval to the same, Subtenant shall have the right, at its expense (i) to affix decals co-existent with decals of Sublandlord on each of the doors to the Building, provided such decals are of a similar size and at a corresponding location to the decals of Sublandlord, and
(ii) to erect appropriate signage reflecting the name of Subtenant on the common monument sign intended to be installed to reflect the names of occupants (as distinguished from ALZA Plaza signage) at one of the two driveway entrances to the Complex (at either Charleston Road or Amphitheatre Parkway); provided that the size, graphics and content of such sign shall be subject to all applicable laws, the obtaining of any required permits and the prior written consent of Sublandlord, not to be unreasonably withheld, and Subtenant's signage shall be subordinate in size and location to the signage on such monument sign identifying Sublandlord's occupancy. Further, Sublandlord agrees to apply for, and use commercially reasonable efforts to obtain, any and all permits, variances or other governmental approvals necessary for the ability to install a total of two monument signs (one at an entrance to each of the Charleston Road and Amphitheatre Parkway driveways to the Complex). If the required governmental approvals are obtained, Subtenant shall have the right to erect appropriate signage on the common monument signs at both driveways to the Complex, subject to the foregoing terms of this Sublease. In addition, subject to Sublandlord's prior approval of the design and location, Subtenant shall have the right to install at Subtenant's expense, appropriate signage in the lobby of the Building and directional signage near the Building. No exterior signage on the Building by Subtenant shall be permitted.

41. CONSENT. Whenever the consent or approval of Sublandlord is required hereunder to any action or request of Subtenant, the granting or withholding of such consent or approval shall be in the reasonable discretion of Sublandlord unless another standard for such consent or approval is expressly stated herein. If the Master Lease requires Landlord's consent to any such requested consent or approval, then Landlord's denial or delay of its written consent or approval shall constitute reasonable grounds for Sublandlord to withhold its consent or approval to any requested action or request of Subtenant.

42. AUTHORITY TO EXECUTE. The parties executing this Sublease hereby warrant and represent that they are properly authorized to execute this Sublease and bind the Parties on behalf of whom they execute this Sublease and to all of the terms, covenants and conditions of this Sublease as they relate to the respective Parties hereto.

43. BROKERS. Upon the Sublease Commencement Date and the occupancy of the Sublease Premises by Subtenant, and provided Sublandlord shall have received from Subtenant (i) payment in full of the first month's Rent, (ii) an insurance certificate evidencing Subtenant's liability insurance coverage as required under Paragraph 13, (iii) an acceptable corporate authority as provided in Paragraph 38, and (iv) the Security Deposit as provided in Paragraph 4.G, Sublandlord shall pay a brokerage commission (i) to Kenmark Commercial, Inc. in an amount equal to Three Dollars ($3.00) per gross rentable square foot of the Sublease Premises as stated in the recitals to this Sublease and (ii) to CRESA Partners LLC in an amount as required pursuant to a separate written agreement between Sublandlord and CRESA Partners LLC (formerly known as Catalyst Real Estate Group) (with Kenmark Commercial, Inc. and CRESA Partners LLC hereinafter collectively referred to as "Brokers"). Each of Sublandlord and Subtenant represents and warrants to the other that no party other than Brokers is entitled to any real estate brokerage or salesperson commission or any finders' fee as a result of such Party's action in connection with the leasing of the Sublease Premises to Subtenant. Each of Sublandlord and Subtenant shall save, protect, defend, indemnify and hold the other harmless from and against any claim to the contrary by any salesperson, broker or finder based upon such salesperson's, broker's or finder's relationship with such Party.

44. FIRST RIGHT OF REFUSAL EXCLUSIVE TO VIADOR. In the event (i) Viador, Inc. is the Subtenant under this Sublease and has not itself subleased to any third party any portion of the Sublease Premises, except in connection with Permitted Transfers and (ii) provided Subtenant has not earlier committed a default pursuant to Paragraph 22 ("Bankruptcy and Default") of this Sublease (i.e. Subtenant received notice of a default under this Sublease and the applicable cure period expired without Subtenant having cured such default during the cure period), in any of the terms, covenants, and conditions of this Sublease, then Subtenant, during the Term and subject to the provisions hereinafter contained, shall have the First Right of Refusal to sublease from Sublandlord any other portion of the Building then being separately offered by Sublandlord for sublease (hereinafter referred to as "First Right Space") upon the terms and conditions set forth herein. Such right of first refusal shall not apply with respect to (a) any proposed sublease where the term of such sublease would commence during the last twelve months of the Term of this Sublease or (b) any proposed sublease to an affiliate of Sublandlord or to any party which has a material business relationship with Sublandlord, or (c) any proposed sublease which is in conjunction with a contemplated assignment of Sublandlord's interest in the Master Lease or in any of the Other Leases or a subleasing by Sublandlord to such party of all or any portion of the Other Buildings. Except as otherwise provided above, in the event Sublandlord receives an offer during the Term of this Sublease from a third party to sublease all or any portion of the First Right Space at a rental and upon terms and conditions which are satisfactory to Sublandlord, Sublandlord shall, prior to being unconditionally bound to a lease agreement with a third party for said First Right Space, offer said First Right Space to Subtenant at the same rental and other economic terms and conditions upon which Sublandlord is willing to sublease said First Right Space to the third party. Subtenant shall have ten days after receipt of written notice of said rental and other economic terms and conditions in which to accept said rental and other economic terms and conditions in writing; provided, however, that if such proposal contains any unusually restrictive provision (such as a use clause that would restrict Subtenant from the uses permitted by Subtenant hereunder) such provision shall be inapplicable to Subtenant in the event of the acceptance of the rental and other economic terms and conditions so offered. In the event Subtenant rejects or fails to accept said rental and other economic terms and conditions so presented by Sublandlord within such ten day period, and Sublandlord proceeds within one hundred eighty days thereafter to sublease such First Right Space to such third party (a "First Right Sublessee") at a base rent that is not less than ninety-five percent (95%) of the base rent presented to Subtenant, then Subtenant shall have no further First Right of Refusal for such First Right Space (but if Sublandlord does not so sublease the First Right Space, then such First Right of Refusal shall be reinstated as to such First Right Space). The failure of Subtenant to exercise such First Right of Refusal to sublease any First Right Space shall not preclude Subtenant from having such First Right of Refusal apply again in accordance with the other conditions of this Paragraph if (i) the First Right Space shall later again be offered by Sublandord for sublease in accordance with the provisions of this Paragraph (but such First Right of Refusal shall be subordinate to any extension of the former sublease or any new sublease that may theretofore or thereafter be committed to by, or negotiated between, Sublandlord and such First Right Sublessee as to the First Right Space, or (ii) any other portion of the Building (other than such First Right Space that was subleased to the First Right Sublessee) is later offered by Sublandord for sublease in accordance with the provisions of this Paragraph. In the event Subtenant so accepts said rental and other economic terms and conditions, Subtenant must execute a sublease agreement for said First Right Space within twenty (20) days from receipt of a sublease agreement from Sublandlord which conforms to such accepted terms and which embodies the other terms and conditions of this Sublease. If Subtenant fails to execute such a sublease agreement within such twenty day period, Subtenant shall have no further First Right of Refusal for said First Right Space, and Sublandlord shall be free to execute a sublease with a third party without further obligation to Subtenant with respect to said First Right Space so offered to Subtenant. The First Right of Refusal of Subtenant is granted for the benefit of Viador, Inc. only, and may not be assigned or transferred by Subtenant.

45. MISCELLANEOUS AND GENERAL PROVISIONS.

       A. Use of Building Name. Subtenant shall not, without the written consent of Sublandlord, use the name of the Building for any purpose other than as the address of the business conducted by Subtenant in the Sublease Premises.

       B. Choice of Law; Severability. This Sublease shall in all respects be governed by and construed in accordance with the laws of the State of California in the jurisdiction of Santa Clara County. If any provision of this Sublease shall be invalid, unenforceable or ineffective for any reason whatsoever, all other provisions hereof shall be and remain in full force and effect.

       C. Definition of Terms. The term "Sublease Premises" includes the space leased hereby and any improvements now or hereinafter installed therein or attached thereto. The term "Sublandlord" or any pronoun used in place thereof includes the plural as well as the singular and the successors and assigns of Sublandlord. The term "Landlord" or any pronoun used in place thereof includes the plural as well as the singular and the successors and assigns of Landlord. The term "Subtenant" or any pronoun used in place thereof includes the plural as well as the singular and individuals, firms, associations, partnerships and corporations, and their and each of their respective heirs, executors, administrators, successors and permitted assigns, according to the context hereof, and the provisions of this Sublease shall inure to the benefit of and bind such heirs, executors, administrators, successors and permitted assigns.

    The term "person" includes the plural as well as the singular and individuals, firms, associations, partnerships and corporations. The term "including" means including, but not limited to. Words used in any gender include other genders. If there be more than one Subtenant the obligations of Subtenant hereunder are joint and several. The paragraph headings of this Sublease are for convenience of reference only and shall have no effect upon the construction or interpretation of any provisions hereof.

    D. Time Of Essence. Time is of the essence of this Sublease and of each and all of its provisions.

    E. Quitclaim. At the expiration or earlier termination of this Sublease, Subtenant shall execute, acknowledge and deliver to Sublandlord or Landlord (as applicable), within ten (10) calendar days after written demand from Sublandlord or Landlord to Subtenant, any quitclaim deed or other document reasonably required by any reputable title company, licensed to operate in the State of California, to remove the cloud or encumbrance created by this Sublease on the Property and/or Complex of which the Sublease Premises are a part.

    F. Incorporation of Prior Agreements; Amendments. This Sublease along with any exhibits and attachments hereto constitutes the entire agreement between Sublandlord and Subtenant relative to the leasing by Subtenant from Sublandlord of the Sublease Premises and this Sublease and the exhibits and attachments may be altered, amended or revoked only by an instrument in writing signed by both Sublandlord and Subtenant. Sublandlord and Subtenant agree hereby that all prior or contemporaneous oral agreements between and among themselves and their agents or representatives relative to the leasing of the Sublease Premises are merged in or revoked by this Sublease.

    G. Recording. Subtenant shall not record this Sublease or any short form memorandum hereof.

    H. Diminution of Light, Air or View. Subtenant covenants and agrees that no diminution or shutting off of light, air or view by any structure which may be hereafter erected (whether or not by Landlord or Sublandlord or another) shall in any way affect this Sublease, entitle Subtenant to any reduction of Rent hereunder or result in any liability of Landlord or Sublandlord to Subtenant.

46. AGREEMENT NOT TO CAPITALIZE REPAIRS AND/OR REPLACEMENTS TO PREMISES, ETC. Sublandlord's willingness to enter into this Sublease with Subtenant under the terms stated herein and for the benefit of Subtenant and for valuable consideration, which is hereby acknowledged, the following agreement between the Parties affects the interpretation of the foregoing provisions of this Sublease or any rights that might otherwise exist in favor of Subtenant at law with respect to the leasing of the Sublease Premises from Sublandlord.

    Subtenant understands and acknowledges that this Sublease shall be deemed and construed to be a "net lease", and during the Term Subtenant shall pay Sublandlord the Rent and other payments due hereunder, free of any charges, assessments, impositions, expenses or deductions of any kind and without abatement, deduction or setoff unless otherwise expressly provided in this Sublease, and Sublandlord shall not be expected or required as a result of the relationship between Sublandlord and Subtenant created by this Sublease, to be obligated to make any payment to or on behalf of Subtenant or be under any other obligation to Subtenant hereunder except to the extent specifically provided in this Sublease, and Subtenant agrees to pay all costs and expenses of every kind which may arise or become due from Subtenant under the provisions of this Sublease during the Term. Except as expressly provided in this Sublease, neither Sublandlord not Landlord shall be liable and/or responsible under the provisions of this Sublease for contributing any money for any maintenance, repairs and/or replacement of the Sublease Premises or any part thereof and as to the maintenance, repairs or replacement obligations of Subtenant under this Sublease, Subtenant waives any and all rights it might otherwise have to assert that such expenditure is more appropriately a Landlord or Sublandlord expenditure which should be treated as a capital expenditure and/or to be amortized as an item of Additional Rent hereunder. Nothing herein shall be deemed to relieve Sublandlord from its express obligations under this Sublease, including, but not limited to, Sublandlord's obligations under Paragraph 25 hereof in the event of damage or destruction, or under the various provisions herein applicable to Sublandlord's maintenance and repair obligations with respect to the Common Area or with respect to the Building.

    By placing their initials below, both Parties acknowledge their understanding and their agreement with the provisions of this Paragraph.


          Initials:  _________   Initials:  ___________
                     Subtenant              Sublandlord

47. SECURITY CARD ACCESS SYSTEM; LOBBY RECEPTIONIST & SECURITY. Sublandlord has installed a security card access system at the principal entrances to the Building for the control of after hours access to the Building and to the underground parking garage. Sublandlord shall, upon receipt of a list of Subtenant's employees to be located in the Sublease Premises, provide Subtenant with a reasonable number of security cards (which may be coded to reflect the respective employee issued such card) sufficient for the use by such identified employees of Subtenant. Subtenant shall promptly notify Sublandlord of any termination of employment of any of such employees so that their security card can be coded to no longer afford such employee access to the Building. Subtenant shall be responsible for returning all such security cards to Sublandlord upon the expiration of the Term or earlier termination of this Sublease. Subtenant shall pay to Sublandlord its reasonably estimated cost of
(i) purchasing the security cards, (ii) replacing any lost or unreturned security cards and (iii) programming any computers as to the employees and access to be afforded to the employees of Subtenant by such security cards. Sublandlord may decide to, but is not obligated to, have a lobby receptionist or security guard at the existing reception area in the ground floor common area during the hours the Building is open to public access, to control access during such hours to the Building. Subtenant may also position a lobby receptionist at the existing reception area. Sublandlord may also decide to, but is not obligated to, have an after hours security guard or security service patrol the Building or the Complex. The operation and programming of the security card system and the expense of any lobby receptionist, security guards or security services, shall be included as part of the expenses referred to in Paragraph 10 for which Subtenant shall be responsible for Subtenant's Proportionate Share; provided, however, that Subtenant shall have the right, in Subtenant's sole discretion, upon thirty (30) days prior written notice to Sublandlord, to hire a reputable independent security guard service for purposes of patrolling the interior of the Sublease Premises in lieu of the security services previously supplied by Sublandlord, in which case Subtenant's Proportionate Share of Sublandlord's cost of providing security services to the Project shall be appropriately adjusted to reflect the savings realized by Sublandlord by Subtenant's providing at its expense such interior security services to the Sublease Premises. Notwithstanding the foregoing, Sublandlord shall have no liability to Subtenant in the event of the failure of the security system, lobby receptionist, security guard or security services either to work as contemplated or to avoid any improper or unlawful entry or improper or unlawful acts of any then current or former employees of Subtenant or Sublandlord or any third parties.

     IN WITNESS WHEREOF, Sublandlord and Subtenant have executed and delivered this Sublease as of the day and year first written above.


SUBLANDLORD:                                   SUBTENANT:


ALZA CORPORATION                               VIADOR INC.
a Delaware corporation                         a Delaware corporation


By /s/ Harold Fethe                            By /s/ Stan X. Wang
  -----------------------------                  ----------------------------


Title: Senior VP of HR & Facilities            Title: President and CEO
      -----------------------------                  ------------------------
       Harold Fethe                                   Stan X. Wang
      -----------------------------                  ------------------------
         Type or Print Name                              Type or Print Name

                                   EXHIBIT A

                                 MASTER LEASE

                   [SEE THE IMMEDIATELY FOLLOWING AGREEMENT]

                                   EXHIBIT B

                       DEPICTION OF THE SUBLEASE PREMISES

                   [SEE THE IMMEDIATELY FOLLOWING TWO PAGES]

                                   EXHIBIT C

          DESCRIPTION OF THE PLANS REFLECTING THE TENANT IMPROVEMENTS

               [SEE THE IMMEDIATELY FOLLOWING LISTINGS OF PLANS]


                                       1